Exhibit 10.23

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED

BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

CELULARITY INC.,

CLARITY ACQUISITION CORP,

CLARITY ACQUISITION II LLC,

ANTHROGENESIS CORPORATION

and

CELGENE CORPORATION

Dated: July 1, 2017

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

i

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(continued)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(continued)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(continued)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULES

Schedule 1.1 – Other Transactions

Schedule 2.4(c)(ii) – Required Consents, Waivers or Approvals

Schedule 5.3(a) – Consents from, or Filings with, Governmental Entities

Schedule 5.5(a) – Capitalization of Buyer, Merger Sub 1 and Merger Sub 2

Schedule 5.5(b) – Rights to Acquire Equity Interests of Buyer

Schedule 6.12(d) – Excluded BCMA CAR-T Lab Equipment

EXHIBITS

Exhibit A – License Agreement

Exhibit B – CVR Agreement

Exhibit C – Investor Rights Agreement

Exhibit D – Voting Agreement

Exhibit E – Investment Rights Agreement

Exhibit F – Stock Purchase Agreement

v

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of July 1, 2017 (the “Agreement Date”), by and among Celgene Corporation, a Delaware corporation (“Seller”), Anthrogenesis Corporation, a New Jersey corporation and a wholly owned subsidiary of Seller (the “Company”), Celularity Inc., a Delaware corporation (“Buyer”), Clarity Acquisition Corp, a New Jersey corporation and a wholly owned subsidiary of Buyer (“Merger Sub 1”), and Clarity Acquisition II LLC, a New Jersey limited liability company and a wholly owned subsidiary of Buyer (“Merger Sub 2”).

WHEREAS, Seller owns all of the issued and outstanding shares of common stock of the Company (the “Shares”);

WHEREAS, the Parties intend that, upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (a) Merger Sub 1 be merged with and into the Company, with the Company continuing as the surviving entity (“Merger One”), and (b) immediately following the consummation of Merger One, the Company be merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity (“Merger Two” and, together with Merger One, the “Mergers”);

WHEREAS, the respective boards of directors or equivalent governing bodies of each of Buyer, Merger Sub 1, Merger Sub 2 and the Company have (a) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are in the best interests of their respective companies and respective equityholders, (b) authorized, approved and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers, and (c) recommended the adoption of this Agreement by their respective equityholders in accordance with the New Jersey Business Corporation Act, as amended (the “NJBCA”), as applicable;

WHEREAS, for U.S. federal income tax purposes, the Mergers are intended to qualify as a “plan of reorganization” within the meaning of Section 368(a) of the Code (as defined below);

WHEREAS, each of (i) Buyer, in its capacity as the sole stockholder of Merger Sub 1 and the sole member of Merger Sub 2, and (ii) Seller, in its capacity as the sole stockholder of the Company, has approved and declared advisable this Agreement and the respective Mergers, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, in furtherance of the foregoing, the Parties desire to enter into the Transaction Documents (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Article I

DEFINITIONS; INTERPRETATION

Section 1.1 Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Action” means any action, audit, claim, complaint, demand, hearing, litigation, mediation, proceeding, citation, summons, subpoena or suit, whether civil, criminal, administrative or judicial commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

“Affiliate” means, as to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” of a Person means (a) the power to vote, directly or indirectly, fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such Person or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. For the avoidance of doubt, (x) prior to the Closing, Buyer shall not be deemed to be an Affiliate of Seller or the Company, and neither Seller nor the Company shall be deemed to be an Affiliate of Buyer, and (y) from and after the Closing, neither Buyer nor the Surviving Entity shall be deemed to be an Affiliate of Seller, and Seller shall not be deemed to be an Affiliate of Buyer or the Surviving Entity.

“Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, any foreign competition Law, and all other foreign or domestic Laws, decrees, administrative and judicial doctrines that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade or lessening of competition.

“BCMA CAR-T Program” means any and all activities conducted by the Company, on behalf or in the name of Seller, directed to the manufacture of BCMA-specific CAR T-cells pursuant to the June 3, 2015 Amended and Restated Master Collaboration Agreement between Seller and bluebird bio, Inc., and/or pursuant to the December 15, 2014 Manufacturing and Clinical Supply Agreement between Seller and bluebird bio, Inc., including all materials and Intellectual Property of any kind developed in the course of such activities.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New Jersey, or is a day on which banking institutions located in New Jersey are authorized or required by Law or other governmental action to close.

“Buyer Fundamental Representations” means the representations and warranties of Buyer, Merger Sub 1 and Merger Sub 2 in Section 5.1 (Organization, Qualification and Power), Section 5.2 (Authorization; Binding Effect), Section 5.4 (Brokerage), Section 5.5 (Capitalization), and Section 5.6 (Financing).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Buyer Material Adverse Effect” means any event, change, development, effect, condition, occurrence or state of facts that is materially adverse to the operations, financial condition or value of, or obligations in respect of, Buyer or that prevents or materially delays the ability of Buyer to timely perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

“Buyer Note” means that certain Promissory Note, dated October 31, 2016, issued by Buyer to Sorrento Therapeutics, Inc., as amended by Amendment No. 1, dated June 12, 2017.

“Buyer Shares” means such number of shares of Buyer’s Series X Preferred Stock as is equal to fifteen percent (15%) of the outstanding equity of Buyer on a fully diluted basis after giving effect to the issuance, or proposed issuance, of all equity interests in connection with or contemplated by the Financing and the transactions described on Schedule 1.1.

“Buyer Transaction Expenses” means, without duplication, (a) the aggregate third party legal, accounting, consulting, investment banking, financial advisory, brokerage and other third party fees and expenses incurred by or on behalf of the Buyer, Merger Sub 1 or Merger Sub 2 in connection with this Agreement, the Transaction Documents and the Contemplated Transactions; and (b) all fees and expenses associated with obtaining necessary or appropriate consents of any Governmental Entities pursuant to the HSR Act or any other Antitrust Law in connection with the Contemplated Transactions.

“CAR-NK Program” means activities conducted by the Company, for itself or on behalf of or in the name of Seller, relating to certain chimeric antigen receptors, expression of the chimeric antigen receptors in natural killer (NK) cells, and NK cells expressing the chimeric antigen receptors (“CAR NK Cells”), wherein such chimeric antigen receptors are designed to function within NK cells and to target the NK cell expressing them to tumor targets, including all materials and Intellectual Property of any kind developed in the course of such activities; provided, that, in no event shall the BCMA CAR-T Program be deemed to be a CAR-NK Program. “CAR-NK Program” does not include PNK-007, unmodified NK cells, or NK cells comprising a genetic modification other than expression of a chimeric antigen receptor, or any Intellectual Property relating thereto.

“Closing Buyer Share Price” means $4.8225 (as adjusted for any stock splits, reverse stock splits or similar events following the Agreement Date and prior to the Closing).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercialization” means any and all activities related to the distribution, exploitation, marketing, promoting, offering for sale and selling of a product, including advertising, educating, planning, obtaining, supporting and maintaining pricing and reimbursement approvals and Regulatory Approvals, managing and responding to adverse events involving the product, pricing, price reporting, marketing, promoting, detailing, storing, handling, shipping, distributing, importing, exporting, using, offering for sale, or selling a product anywhere in the world. When used as a verb, “Commercialize” means to engage in Commercialization.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Company Intellectual Property” means all Intellectual Property owned by Company and used or held for use exclusively in connection with Company Program Products.

“Company Patent” means any Patent that is (a) owned by the Company and (b) Covers a Company Program Product.

“Company Programs” means each of the following programs of the Company: (i) the PDA-001 program, (ii) the PDA-002 program, (iii) the PNK-007 Program and (iv) the Genetically Modified NK Cell program originated by the Company.

“Company Program Product” means any product containing or comprising (i) PDA-001, (ii) PDA-002, (iii) PNK-007, or (iv) the Genetically Modified NK Cells, and any derivatives, parts, subparts, or progeny of any of the forgoing or any product based or derived, in whole or in part, on any of the Company Programs as such Company Programs exist as of the Closing Date, whether such product is Developed or Commercialized by the Company or any of its Affiliates, or any licensee, assignee or successor in interest to any of them.

“Company Registered Intellectual Property” means any Company Intellectual Property for which the Company has applied for a registration in any country, including Patents, and patent applications, trademarks and trademark applications and copyright and copyright applications.

“Contemplated Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

“CVR Agreement” means that certain Contingent Value Rights Agreement to be entered into by and between Buyer and Seller in the form attached hereto as Exhibit B.

“Contract” means any agreement, contract, license, obligation or commitment to which a party is bound or to which its assets or properties are subject, whether oral or written, and any amendments and supplements thereto.

“Controlled” when used in connection with any Intellectual Property, means the legal authority or right of a Person or any of its Affiliates (whether by ownership or license) to grant the right to use an item or a license or sublicense of Intellectual Property rights or to otherwise disclose proprietary or trade secret information without breach of terms of any agreement with a third party or misappropriating the proprietary or trade secret or Know How of a third Person.

“Cover” means, with reference to a Patent, that the Manufacture, use, sale, offer for sale or importation of a product, or practice of a method, would infringe a Valid Claim of such Patent in the country in which such activity occurs without a license thereto.

“CTL” means antigen-specific cytotoxic T lymphocytes generated by a process proprietary to the Company as of the Closing Date.

“CTL Program” means all Company programs related to CTL, including, without limitation, TST-001; provided, that, in no event shall the BCMA CAR-T Program be deemed to be a CTL Program.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Debt” means, with respect to any Person, all (a) indebtedness of such Person for borrowed money, whether short term or long term; (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments; (c) indebtedness issued or assumed for the deferred purchase price of goods or services (but, in the case of Company, excluding accounts payable or accruals arising in the ordinary course of business); (d) liabilities for the reimbursement of any obligor on any letter of credit or similar credit transaction servicing liabilities of a Person or of a type described in clauses (a), (b) and (c) above and (e) below; (e) guarantees of liabilities of the type referred to in clauses (a) through (d) of other Persons; and (f) all interest, fees and other expenses, including prepayment penalties and other breakage fees, owed (or that would be owed upon prepayment) with respect to any of the indebtedness described in clauses (a) through (e).

“Development” means any and all activities related to developing a product, including non-clinical (including preclinical) and clinical research, testing and development activities relating to the discovery and development of product candidates and submission of information and applications to a Regulatory Authority, including toxicology, pharmacology, and other discovery, optimization, and preclinical efforts, test method development and stability testing, manufacturing process development, formulation development, upscaling, validation, delivery system development, quality assurance and quality control development, statistical analysis, managing and responding to adverse events involving a product, clinical trials, other clinical studies (including pre- and post-Regulatory Approval studies), and activities relating to obtaining Regulatory Approvals, but excluding Commercialization activities. When used as a verb, “Develop” means to engage in Development.

“EMA” means the European Medicines Agency, or any successor agency thereto.

“EMA Regulatory Approval” means approval granted by the EMA, as evidenced by publication of approval by the EMA of an MAA to market and sell a Company Program Product for a particular indication. For the avoidance of doubt, an “approval letter” or similar communication published by the EMA shall not constitute approval for purposes of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means any other entity or any trade or business (whether or not incorporated) that, together with such entity, would be treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code or is under common control with such entity under Section 4001(a)(14) or 4001(b)(1) of ERISA.

“Exploit” means, collectively, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized, research, use, and otherwise commercially exploit. “Exploitation” has a correlative meaning.

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

“Fundamental Representations” means the Seller Fundamental Representations and the Buyer Fundamental Representations.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, provided that, to the extent that a Party adopts International Financial Reporting Standards (“IFRS”), then “GAAP” means IFRS, consistently applied.

“Genetically Modified NK Cell” means PNK-007 cells that comprise a genetic modification (for example, deletion, insertion, gene silencing, expression of a non-native protein); provided, however, that, notwithstanding the foregoing, the term specifically does not include or encompass NK cell expressing a chimeric receptor, including a chimeric antigen receptor.

“Governmental Entity” means any nation or government, any foreign or domestic federal, state, county, municipal or other political instrumentality, regulatory or administrative body or subdivision thereof and any foreign or domestic entity or body exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government, including any court or tribunal.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“Intellectual Property” means, on a worldwide basis: (a) Patents and inventions (whether or not patentable); (b) trademarks, service marks, logos, trade dress and trade names; (c) copyrights and design rights, whether registered or unregistered, and pending applications to register the same, including in software; (d) Internet domain names and registrations thereof; and (e) Know-How.

“IRS” means the United States Internal Revenue Service.

“Know-How” means know-how, trade secrets, techniques, data, inventions, practices, methods, content of notebooks and other confidential or proprietary technical, business, research, development and other similar information.

“Knowledge” with respect to Seller or the Company means the knowledge of [***], and with respect to Buyer means the knowledge of [***], in each case, including knowledge of such persons that would be acquired after reasonable inquiry.

“Law” means any federal, national, supranational, state, provincial, local or administrative statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“License Agreement” means that certain License Agreement to be entered by and between the Company and Seller in the form attached hereto as Exhibit A.

“Licensed Intellectual Property” means all of the Intellectual Property which exclusively relates to Company Program Products and which is licensed to the Company pursuant to a licensing arrangement with a third party, including any Non-Customized Licensing Software.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Lien” means any mortgage, pledge, lien, security interest or other encumbrance.

“Losses” means, with respect to any Person, the amount of any liabilities, costs, damages, deficiencies, Taxes, penalties, fines, settlements, judgments or other losses or expenses (including costs of investigation and defense and reasonable attorney and other professional advisor and consulting fees and expenses) incurred by such Person.

“MAA” means an application, including a biologics license application (BLA) or a new drug application (NDA), for the authorization to market a pharmaceutical product in any country or group of countries, as defined under applicable Laws and regulations and filed with the applicable Regulatory Authority of such country or group of countries, and all additions, supplements, extensions and modifications thereto.

“Manufacturing” means all activities directed to sourcing of necessary raw materials, producing, processing, packaging, quality assurance testing and release of a drug candidate. When used as a verb, “Manufacture” means to engage in Manufacturing.

“Material Adverse Effect” means any event, change, development, effect, condition, occurrence or state of facts that is or would reasonably be expected to (1) be materially adverse to the operations, financial condition or value of the Transferred Business, taken as a whole, or (2) be materially adverse to, prevent or materially delay the ability of Seller or the Company to carry out its obligations under this Agreement, any Transaction Document or to consummate the Contemplated Transactions; provided, that none of the following, either alone or in combination, shall be considered in determining whether there has been a “Material Adverse Effect” or a breach of a representation, warranty, covenant or agreement that is qualified by the term “Material Adverse Effect”: (a) events, circumstances, changes (including legal and regulatory changes) or effects that generally affect the industries or segments thereof in which the Company operates, (b) general business, economic or political conditions (or changes therein) or events, circumstances, changes or effects affecting the securities markets generally, (c) changes arising from the consummation of the transactions contemplated by, or the announcement of the execution of, or any action taken pursuant to or in furtherance of, this Agreement or at the request of or by Buyer or any of its Affiliates or Representatives, (d) any reduction in the price of services or products offered by the Company in response to the reduction in price of comparable services or products offered by a competitor, (e) any event, circumstance, change or effect caused by acts of terrorism or war (whether or not declared) occurring after the Agreement Date, (f) changes or modifications in GAAP or applicable Law or interpretations thereof, and (g) the failure in and of itself (as distinguished from any change or effect giving rise to or contributing to such failure) by the Company to meet any estimates, expectations, projections or budgets; and provided further, that, any event, circumstance, change or condition in each case of clause (a), (b) and (f), will be considered in determining whether there has been a “Material Adverse Effect” to the extent it materially and adversely disproportionately affects the Transferred Business, taken as a whole, relative to other businesses operating in the industries or segments thereof in which the Transferred Business operates.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Material Contract” means each of the following Contracts in effect as of the Agreement Date to which the Company is a party or by which the Company is bound:

(a) each Contract involving actual or potential payments to or from the Company in excess of $100,000 in the aggregate in any 12-month period or during the remaining term thereof;

(b) each Contract providing for “earn-outs,” “performance guarantees” or other similar contingent payments by the Company;

(c) each Contract between or among the Company, on the one hand, and the Seller or any of its Affiliates, on the other hand;

(d) each Contract (i) providing for annual compensation payments greater than $100,000, (ii) providing for severance, termination or “golden parachute” payments or stay or retention bonuses or other similar payments upon the consummation of the Contemplated Transactions or (iii) with any individual who resides or works for or on behalf of the Company outside the United States;

(e) each Contract providing for the lease or sublease by or to the Company (as lessor, sublessor, lessee or sublessee) of any real property;

(f) each Contract imposing any material restriction on the right or ability of the Company to operate the Transferred Business, including to (i) compete with, or solicit the services or employment of, any other Person; (ii) sell any product or other asset, or perform any services, anywhere in the world; (iii) acquire any product or other asset or any services from any other Person; or (iv) develop, use, sell or license any Company Intellectual Property;

(g) each Contract where the Company grants material exclusivity rights or “most favored nations” status to the counterparty thereof;

(h) each Contract concerning a partnership, joint venture, teaming arrangement or involving the sharing of profits or expenses to which the Company is a party or is otherwise bound;

(i) each Contract pursuant to which the Company is committed to make a capital expenditure or to purchase a capital asset after the Agreement Date in excess of $100,000;

(j) each Contract for the acquisition of any Person or any business unit thereof or the disposition of any material assets of the Company; and

(k) each Contract that is otherwise material to the Transferred Business.

“Merger Consideration” means (i) the Buyer Shares and (ii) one contractual contingent value right per Buyer Share (each, a “CVR”), which shall represent the right to receive contingent distributions upon the achievement of certain milestones, and as variable distributions based upon Net Sales (as defined in the CVR Agreement), subject to and in accordance with the terms and conditions of the CVR Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Merger One Certificate of Merger” means the certificate of merger, in the form prescribed by the NJBCA, setting forth Merger One.

“Merger One Effective Time” means the time at which the Merger One Certificate of Merger has been duly filed with the New Jersey State Treasurer, and has become effective in accordance with the NJBCA or at such later time as may be agreed by the Parties in writing and specified in the Merger One Certificate of Merger.

“Merger Two Certificate of Merger” means the certificate of merger, in the form prescribed by the NJBCA, setting forth Merger Two.

“Merger Two Effective Time” means the time at which the Merger Two Certificate of Merger has been duly filed with the New Jersey State Treasurer in accordance with the NJBCA, or at such later time as may be agreed by the Parties in writing and specified in the Merger Two Certificate of Merger, which, in either case, shall be as promptly as practicable after the Merger One Effective Time (and in no event prior to the Merger One Effective Time).

“Non-Customized Licensed Software” means all non-customized software that is (a) solely in executable or object code form pursuant to a non-exclusive, internal use software license; (b) is not incorporated into, or used directly in connection with the Company Program Products; and (c) is generally available on standard terms for less than $10,000.

“Party” means each of Buyer, Merger Sub 1, Merger Sub 2, the Company and Seller.

“Patents” means (a) patents and patent applications (provisional and non-provisional) anywhere in the world, (b) all divisionals, continuations, continuations-in-part thereof, or any other patent application claiming priority, or entitled to claim priority, directly or indirectly to (i) any such patents or patent applications or (ii) any patent or patent application from which such patents or patent applications claim, or is entitled to claim, direct or indirect priority, and (c) all patents issuing from any of the foregoing anywhere in the world, together with all registrations, reissues, re-examinations, patents of addition, renewals, supplemental protection certificates, or extensions of any of the foregoing anywhere in the world.

“PDA-001” means CD10+, CD34–, CD105+, CD200+ placenta-derived adherent cells, proprietary to the Company, that are formulated for intravenous delivery.

“PDA-002” means CD10+, CD34–, CD105+, CD200+ placenta-derived adherent cells, proprietary to the Company that are formulated for subcutaneous or intramuscular delivery.

“Permitted Liens” means (i) Liens for Taxes or similar governmental assessments and charges, which are either not delinquent or being contested in good faith and by appropriate proceedings or (ii) mechanics’, materialmen’s or contractors’ Liens or any similar statutory Lien or restriction for amounts not yet due or payable.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Person” means any individual, person, entity, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust, foreign business organization or a Governmental Entity.

“PNK-007” means natural killer cells proprietary to the Company, produced by a process proprietary to the Company as of the Closing Date.

“PNK-007 Program” means the Company’s PNK-007 program, which for the avoidance of doubt does not include the CAR-NK Program or the Genetically Modified NK Cell Program.

“Post-Closing Tax Periods” means taxable periods ending after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning immediately after the Closing Date.

“Pre-Closing Tax Periods” means taxable periods ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on the Closing Date.

“Prohibited Person” means (i) a Person who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” “specially designated narcotics trafficker,” or “blocked person,” within the definitions set forth in the Foreign Assets Control Regulations contained in 31 C.F.R., Subtitle B, Chapter V, or who otherwise appears on the list of Specially Designated Nationals and Blocked Persons in Appendix A thereto, or (ii) the government, including any political subdivision, agency, instrumentality, or national thereof, of any country against which the United States maintains economic sanctions or embargos.

“Regulatory Approval” means any approvals, clearances, authorizations, registrations, certifications, licenses and permits granted by a Regulatory Authority in a country or region and necessary to commercially manufacture, market and sell a product in such country or region in accordance with applicable Laws, including EMA Regulatory Approval and US Regulatory Approval.

“Regulatory Authority” means, with respect to a country or region, any national (e.g., the FDA for the United States), supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Entity involved in the granting of any approval required by applicable Law to promote, market and sell pharmaceutical products in such country or region or, to the extent required in such country or region, price approval, for pharmaceutical products in such country or region.

“Representative” means, with respect to a particular Person, any director, officer, employee, member, manager, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Seller Fundamental Representations” means the representations and warranties of Seller and the Company, as applicable, in Section 3.1 (Organization, Qualification and Power), Section 3.2 (Authorization; Binding Effect), Section 3.4 (Brokerage), Section 3.5 (Capitalization), Section 4.1 (Organization, Qualification and Power), Section 4.2 (Authorization; Binding Effect), Section 4.4 (Brokerage) and Section 4.5 (Investment Related Representations and Warranties).

“Seller Transaction Expenses” means, without duplication, (a) the aggregate third party legal, accounting, consulting, investment banking, financial advisory, brokerage and other third party fees and expenses incurred by or on behalf of the Company in connection with this Agreement, the Transaction Documents and the Contemplated Transactions; and (b) any such fees and expenses incurred by Seller or its Affiliates to be paid for by the Company.

“Shareholders’ Agreements” means (i) the Investors’ Rights Agreement by and among Buyer and the shareholders thereof (including Seller) in the form attached hereto as Exhibit C, (ii) the Voting Agreement by and among Buyer and the shareholders thereof (including Seller) in the form attached hereto as Exhibit D, and (iii) an Investment Rights Agreement between Buyer and Seller in the form attached hereto as Exhibit E, in each case, to be entered into as of the Closing Date.

“Stock Purchase Agreement” means the Series A Preferred Stock Purchase Agreement between Buyer and the Investors attached hereto as Exhibit F.

“Straddle Period” means any taxable period beginning before and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation or a limited liability company (with voting securities) a majority of the total voting power of shares of stock or other securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled (or would be owned or controlled upon exercise of all options and warrants to purchase such voting securities), directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company (without voting securities), partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled (or would be owned or controlled upon exercise of all options and warrants to purchase such partnership or other similar ownership interest), directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“Tax” or “Taxes” means (a) any and all U.S. federal, state, local or non-U.S. taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, service, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, net worth, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, transfer and recording taxes, escheat, unclaimed property obligations, occupation, real or personal property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; and (b) all interest, penalties, fines, additions to tax or additional amounts imposed by the IRS or any other taxing authority in connection with any item described in clause (a).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Tax Proceeding” means any Action involving Taxes. For the avoidance of doubt, the term “Tax Proceeding” shall not include any Tax Proceeding with respect to any combined, consolidated, or unitary group for which Seller is a member.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, in each case, filed with a Governmental Entity. For the avoidance of doubt, the term “Tax Return” shall not include any Tax Return filed with respect to any combined, consolidated, or unitary group other than a group whose sole members are the Company and any Subsidiaries thereof.

“Transaction Documents” means the Transition Services Agreement, the License Agreement, the Shareholders Agreements, the CVR Agreement, the Merger One Certificate of Merger, the Merger Two Certificate of Merger, and any other agreement, certificate, instrument or other document to be executed and delivered pursuant hereto, as contemplated hereby or in connection with the consummation of the transactions contemplated by this Agreement.

“Transfer Taxes” means all sales, use, value added, gross receipts, excise, transfer, intangible, recordation, documentary stamp, duty or similar Taxes or charges, of any nature whatsoever (including any penalties and interest).

“Transferred Business” means the business and operations of the Company as conducted by the Company immediately prior to the Agreement Date; provided, however, that the term “Transferred Business” shall not include the BCMA CAR-T Program, the CAR-NK Program or the CTL Program.

“Transition Services Agreement” means that certain Transition Services Agreement to be entered by and between Buyer, the Company and Seller at Closing in the form to be mutually agreed by the parties.

“TST-001” means a culture-expanded, antigen-specific, T-cell population derived from autologous peripheral blood mononuclear cells in dosage form for intravenous administration.

“US Regulatory Approval” means approval granted by the FDA as evidenced by publication of approval by the FDA of an MAA to market and sell a Company Program Product in the United States for a particular indication. For the avoidance of doubt, an “approval letter” or similar communication published by the FDA shall not constitute approval for the purposes of the foregoing.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Valid Claim” means a claim of (a) an issued patent in the U.S. or in a jurisdiction outside the U.S., as applicable, that has not expired, lapsed, been cancelled or abandoned, or been dedicated to the public, disclaimed, or held unenforceable, invalid, revoked or cancelled by a court or administrative agency of competent jurisdiction in an order or decision from which no appeal has been or can be taken, including through opposition, reexamination, reissue, disclaimer, inter partes review, post grant review, other post grant procedures or similar proceedings; or (b) a pending patent application that has not been finally abandoned or finally rejected or expired and which has been pending for no more than seven (7) years (or, in the case of any such pending patent application in Canada or Japan, eight (8) years) from the date of that the prosecuting Party first receives a substantive office action for such application for a Patent (excluding restriction requirements, notices to file missing parts, and the like). For clarity, a claim which issues after being pending for more than seven (7) years (or, in the case of any such pending patent application in Canada or Japan, eight (8) years) from the date of the first substantive office action as described in (b) above shall be considered a Valid Claim as of the date of issuance.

Additional Defined Terms. Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION
Agreement	Preamble
Bankruptcy and Equity Exception	3.2
Buyer	Preamble
Buyer DC Plan	6.6(e)
Buyer Indemnification Claim	9.1(a)
Buyer Indemnified Persons	9.1(a)
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Employees	6.6(a)
Company Information	6.12(c)
Defaulting Party	8.2
Disclosure Schedules	Article III
Finally Determined	9.3(f)
Financing	5.6
Financing Document	6.12(a)
Governmental Permits	3.7
Indemnified Person	9.2(a)
Indemnifying Person	9.2(a)
Investor	5.6
Merger One Surviving Entity	2.1(a)
Notice of Claim	9.2(a)
Objection Notice	9.2(a)
Outside Date	8.1(b)
Response Period	9.2(a)
Securities Act	4.5(b)
Seller	Preamble
Seller Indemnified Persons	9.1(b)
Seller’s Marks	6.5
Shares	Recitals
Surviving Entity	2.2(a)
Third Party Claim	9.2(b)
Third Party Notice	9.2(b)
Value	9.3(f)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 1.2 Interpretation and Rules of Construction. Unless otherwise indicated to the contrary herein by the context or use thereof:

(a) a capitalized term has the meaning assigned to it;

(b) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement;

(c) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(d) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof;

(e) references to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified;

(f) references in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(g) references to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder;

(h) all accounting terms used herein and not expressly defined herein shall have the meanings assigned to such terms in accordance with GAAP;

(i) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; and

(j) all references to “$” will be references to United States Dollars, and with respect to any Contract, obligation, liability, claim or document that is contemplated by this Agreement, but denominated in currency other than United States Dollars, the amounts described in such Contract, obligation, liability, claim or document will be deemed to be converted into United States Dollars for purposes of this Agreement based on the noon buying rate in New York, as certified weekly by the Federal Reserve Bank of New York, in effect as of the applicable date of determination.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Article II

THE MERGERS; CLOSING

Section 2.1 Merger One.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NJBCA, at the Merger One Effective Time, Merger One shall be consummated with Merger Sub 1 being merged with and into the Company. As a result of Merger One, the separate corporate existence of Merger Sub 1 shall cease, and the Company shall continue as the surviving corporation under the Laws of the State of New Jersey (“Merger One Surviving Entity”), with such effects as set forth in the NJBCA.

(b) At the Merger One Effective Time, as a result of Merger One and without any action on the part of Buyer, Merger Sub 1, the Company or Seller (i) any shares of common stock of the Company that are owned by the Company (as treasury stock or otherwise) shall be automatically canceled and retired and shall cease to exist, (ii) the Shares shall be converted into the right to receive the Merger Consideration, which Buyer shall deliver to Seller in accordance with Section 2.4(a) and the CVR Agreement, and (iii) each share of common stock of Merger Sub 1 issued and outstanding immediately prior to the Merger One Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of Merger One Surviving Entity.

(c) At the Merger One Effective Time, (i) the certificate of incorporation of the Company as in effect immediately prior to the Merger One Effective Time shall be the certificate of incorporation of the Merger One Surviving Entity, until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (ii) the by-laws of the Company as in effect immediately prior to the Merger One Effective Time shall be the by-laws of Merger One Surviving Entity, until thereafter amended in accordance with the terms thereof, the certificate of incorporation of Merger One Surviving Entity or as provided by applicable Law.

Section 2.2 Merger Two.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NJBCA, at the Merger Two Effective Time, Merger Two shall be consummated with Merger One Surviving Entity being merged with and into Merger Sub 2 (which is an entity treated for U.S. federal income tax purposes as an entity that is disregarded as an entity separate from its owner, within the meaning of Section 301.7701-3(b) of the U.S. Treasury Regulations promulgated pursuant to the Code). As a result of Merger Two, the separate corporate existence of Merger One Surviving Entity shall cease, and Merger Sub 2 shall continue as a surviving limited liability company under the Laws of the State of New Jersey (the “Surviving Entity”), with such effects as set forth in the NJBCA.

(b) At the Merger Two Effective Time, as a result of Merger Two and without any action on the part of Buyer, Merger Sub 2 or Merger One Surviving Entity, all shares of capital stock of Merger One Surviving Entity, whether issued and outstanding or owned by the Merger One Surviving Entity as treasury shares, shall cease to exist and no consideration shall be delivered in exchange therefor.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c) At the Merger Two Effective Time, (i) the certificate of formation of Merger Sub 2 as in effect immediately prior to the Merger Two Effective Time shall be the certificate of formation of the Surviving Entity until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (ii) the limited liability company agreement of Merger Sub 2 as in effect immediately prior to the Merger Two Effective Time shall be the limited liability company agreement of the Surviving Entity until thereafter amended in accordance with the terms thereof, the certificate of formation of the Surviving Entity or as provided by applicable Law.

Section 2.3 The Closing. Subject to Section 8.1, the closing of the Mergers (the “Closing”) shall take place at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036 (or at such other location as the Parties may agree), commencing at 10:00 a.m. local time on the third Business Day immediately following the day on which the last of the conditions specified in Sections 7.1, 7.2 and 7.3 (other than those conditions that by their nature are to be satisfied at the Closing or on the Closing Date, but subject to the satisfaction or waiver of those conditions) are satisfied or waived in accordance with this Agreement, or on such other date as Parties may otherwise agree. The day on which the Closing actually occurs is referred to herein as the “Closing Date.”

Section 2.4 Issuance of the Buyer Shares; Closing Deliverables. Subject to the satisfaction or waiver of each of the conditions specified in Sections 7.1, 7.2 and 7.3, as applicable:

(a) At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Buyer shall issue to Seller the Buyer Shares and, in connection therewith, shall deliver (electronically) to Seller a copy of the certificate(s) issued in the name of Seller and representing the Buyer Shares.

(b) At the Closing, Buyer shall deliver or cause to be delivered to Seller:

(i) duly executed counterparts of each of the Transaction Documents (other than this Agreement) to which Buyer is a party;

(ii) a certificate of a senior executive officer (or such other authorized Person, as applicable) of Buyer certifying as of the Closing as to the fulfillment of the conditions set forth in Sections 7.3(a) and (b) hereof; and

(iii) a certificate, dated within five (5) days prior to the Closing, of the Secretary of State of Delaware establishing that Buyer is in existence and good standing under the Laws of the State of Delaware.

(c) At the Closing, Seller shall deliver or cause to be delivered to Buyer:

(i) duly executed counterparts of each of the Transaction Documents (other than this Agreement) to which Seller or the Company is a party;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(ii) duly executed copies of the third party consents, waivers and approvals listed on Schedule 2.4(c)(ii);

(iii) a certificate of a senior executive officer (or such other authorized Person, as applicable) of Seller certifying as of the Closing as to the fulfillment of the conditions set forth in Sections 7.2(a) and (b) hereof;

(iv) written resignations, effective as of the Closing, of the officers and directors of the Company;

(v) an IRS Form W-9 duly executed by Seller; and

(vi) an executed certificate pursuant to Treasury Regulations section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445(b)(2) of the Code.

Section 2.5 Withholding. Buyer shall be entitled to withhold and deduct from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as Buyer is required to deduct and withhold therefrom under the Code or any provision of state, local, or non-U.S. Tax Law. Buyer shall timely deduct, withhold, and pay over any deducted or withheld amounts to the appropriate Governmental Entity and any such amounts that are so deducted or withheld and paid over to the appropriate Governmental Entity shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 2.6 Tax Treatment. Each Party agrees, for U.S. federal income tax purposes and as of the Agreement Date, except as may otherwise be required by applicable Law, that the Mergers are intended to be treated as an integrated transaction and shall qualify as a “reorganization” under Section 368(a) of the Code, (iii) that the Agreement has been adopted as a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g) and 1.368-3(a), and (iv) except as otherwise required by applicable Law, to take no action inconsistent with such treatment (including in any applicable Tax Returns).

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to Buyer to enter into this Agreement and to consummate the Contemplated Transactions, except as set forth in the disclosure schedules delivered by Seller to Buyer on the Agreement Date prior to execution of this Agreement (the “Disclosure Schedules”), the Company hereby represents and warrants to Buyer, as of the Agreement Date and the Closing Date, as follows:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 3.1 Organization, Qualification and Organizational Power. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of New Jersey and has all necessary power and authority to enter into this Agreement and the Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the Contemplated Transactions. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it and the operation of the Transferred Business as currently conducted by it makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. The Company has full corporate power and authority to carry on the Transferred Business as currently conducted, and to own, lease or operate, as applicable, its assets and properties and to perform its obligations under its Contracts.

Section 3.2 Authorization; Binding Effect. The execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party, the performance by it of its obligations hereunder and thereunder and the consummation by it of the Contemplated Transactions have been duly authorized by all requisite action on the part of the Company. This Agreement has been, and upon their execution the Transaction Documents shall have been, duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other parties) this Agreement constitutes, and upon their execution the Transaction Documents shall constitute, legal, valid and binding obligations of the Company which are enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at Law or in equity) (the “Bankruptcy and Equity Exception”).

Section 3.3 Approvals and Consents.

(a) Except as set forth on Section 3.3(a) of the Disclosure Schedules and except as may be required by the HSR Act and any other applicable Antitrust Laws, to the Knowledge of the Company, the execution, delivery and performance of this Agreement and each Transaction Document by the Company does not and will not require any material consent, approval, authorization or other order or declaration of, action by, filing with, notification to or permit from, any Governmental Entity, except as may be necessary as a result of any facts or circumstances relating solely to Buyer or any of its Affiliates.

(b) Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.3(a) and Sections 3.3(a) of the Disclosure Schedules, and except as set forth on Section 3.3(b) of the Disclosure Schedules or as may result from any facts or circumstances relating solely to Buyer, the execution, delivery and performance of this Agreement and the Transaction Documents by the Company does not and will not (i) violate, conflict with or result in the breach of the organizational documents of the Company, (ii) conflict with or violate any Law or Governmental Order applicable to the Company or any Governmental Permit, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract of the Company, except, in the case of clauses (ii) or (iii), as would not have a Material Adverse Effect.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 3.4 Brokerage. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Contemplated Transactions for which Buyer or any of its Affiliates could become liable or obligated.

Section 3.5 Capitalization.

(a) The authorized capital stock of the Company consists of 10,000 shares, of which 1,000 shares are issued and outstanding and constitute the Shares. All of the Shares have been duly authorized and are validly issued, fully paid and non-assessable and have not been issued in violation of any Laws. None of the Shares were issued or transferred in violation of any agreement, arrangement or commitment to which Seller or the Company is a party or is subject or in violation of any preemptive or similar rights of any Person.

(b) Except as set forth on Section 3.5(b) of the Disclosure Schedules, there are no outstanding subscriptions, options, rights, warrants, rights of first refusal or offer, preemptive rights or other commitments of any character entitling any Person to purchase or otherwise subscribe for or acquire any capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company, nor is there presently outstanding any security convertible into or exchangeable for capital stock or equity interests of the Company, nor has the Company entered into any agreement with respect to any of the foregoing. Except as set forth on Section 3.5(b) of the Disclosure Schedules, the Company has no obligation to repurchase, redeem or otherwise acquire any capital stock, equity interests or voting interests in the Company. There are no irrevocable proxies and no voting agreements to which the Company is a party with respect to any capital stock or other voting securities of the Company, and except as set forth on Section 3.5(b) of the Disclosure Schedules, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the capital stock of the Company.

(c) No distributions or dividends have been declared with respect to any capital stock of the Company the record or payment date for which is on or after the Agreement Date or which are currently unpaid.

(d) The Company does not own, or have any interest in the capital stock of, or any other ownership interest in, any Person.

Section 3.6 Assets. Except as set forth on Section 3.6 of the Disclosure Schedules, the assets and properties owned, leased or licensed by the Company together with the services to be provided, and rights to be licensed, to the Company pursuant to the Transition Services Agreement and the License Agreement constitute all of the material assets and properties used in the operation of the Transferred Business.

Section 3.7 Governmental Permits. The Company holds or possesses the licenses, franchises, permits, approvals and other authorizations from Governmental Entities listed in Section 3.7 of the Disclosure Schedules (collectively, the “Governmental Permits”). The Company is in compliance in all material respects with all such Governmental Permits. Except as set forth on Section 3.7 of the Disclosure Schedules, the Governmental Permits are in full force and effect. As of the Agreement Date, no proceeding is pending or, to the Knowledge of the Company, threatened to revoke any Governmental Permit.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 3.8 Employees and Employment Matters.

(a) Neither the Company nor any of its ERISA Affiliates has incurred any liability, contingent or otherwise, under or arising out of Title IV of ERISA that has not been satisfied in full (other than any liability for standard premiums payable to the Pension Benefit Guaranty Corporation arising in the ordinary course), and no fact or event exists that has or could be expected to result in such a liability.

(b) Section 3.8(b) of the Disclosure Schedules sets forth for each Company Employee: (i) the employee’s name, (ii) position or title and supervisor, (iii) state(s) in which the employee performs services, (iv) base salary, (v) bonus target, (vi) whether or not such employee has an employment agreement or offer letter providing severance or change of control-related benefits (and if applicable, the details of those benefits), (vii) status as an exempt or non-exempt employee, and (viii) whether any Company Employee is part-time, or is currently on leave of absence or otherwise unable to render services in a full-time capacity.

(c) The Company is not party to any collective bargaining agreement and is not, and has not previously been, the subject of any collective bargaining or union organizing activity.

(d) With respect to employees of the Transferred Business, except as would not individually or in the aggregate reasonably be likely to have a Material Adverse Effect, to the Company’s Knowledge the Company is in compliance with all applicable Laws relating to the employment of employees of the Transferred Business (including employment or labor standards, labor relations, occupational health and safety, workers’ compensation, severance payment, employment equity and pay equity) and has paid in full all wages, salaries, commissions, other compensation and benefits and all levies, assessments, contributions and payments to third parties (including social security or social insurance, housing fund, employment insurance, income tax, employer health tax, workers compensation, or payments of its contributions with respect to social security agencies, family benefits agencies and any retirement and unemployment related agencies or other payments of Tax and social security payments to Governmental Entities) due to or on behalf of such employees. No material claim with respect to payment of wages, salary or overtime pay has been asserted, or is now pending or, to the Company’s Knowledge, threatened before any Governmental Entity, with respect to current or former employees of the Transferred Business, and there is no material charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the Company’s Knowledge, threatened with respect to the Transferred Business. No material charge of discrimination in employment or employment practices for any reason, including age, gender, race, religion or other legally protected category, has been asserted or is now pending or, to the Company’s Knowledge, threatened before the United States Equal Employment Opportunity Commission or other Governmental Entity by current or former employees of the Transferred Business. Except as would not individually or in the aggregate reasonably be likely to have a Material Adverse Effect, the Company is not subject to any pending investigation from any labor inspection or similar Governmental Entity with respect to the Transferred Business which could reasonably be expected to result in any liability. There is currently no Action that has been brought or, to the Company’s Knowledge, threatened with respect to current or former employees of the Transferred Business. Except as would not individually or in the aggregate reasonably be likely to have a Material Adverse Effect, there are no outstanding, unsatisfied obligations to comply with any recommendation or declaration of any Governmental Entity in respect of any of the current or former employees of the Transferred Business. The Company has not taken any action that could constitute a “mass layoff”, “mass termination” or “plant closing” within the meaning of The Worker Adjustment and Retraining Notification Act (WARN) or otherwise trigger notice requirements or liability under any federal, local, provincial, state or foreign plant closing notice, redundancy or collective dismissal law.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 3.9 Real and Personal Property.

(a) The Company does not now own, nor since 2003 has it owned, any real property, nor does it hold an option to acquire any real property. Section 3.9(a) of the Disclosure Schedules sets forth a list of each lease or similar agreement under which the Company is lessee of, or holds or operates, any real property owned by any third Person.

(b) Section 3.9(b) of the Disclosure Schedules contains a list of all machinery and equipment used by the Company in the production of the Company Program Products, having an original cost of $100,000 or more.

Section 3.10 No Violation, Litigation or Regulatory Action.

(a) Except as set forth in Section 3.10 of the Disclosure Schedules:

(i) The Company is not, and during the last three years has not been, subject to or bound by any Governmental Order;

(ii) The Company is, and during the last three years has been, in compliance in all material respects with applicable Laws;

(iii) There are not now, nor in the last three years has there been, any Actions pending or, to the Knowledge of the Company, threatened in writing against or involving the Company;

(iv) There are no Actions pending in which the Company is the plaintiff or claimant;

(v) There is not now, nor in the last three years has there been, any Action against or involving the Company by, nor has the Company received any written notice, charge or assertion from, any Governmental Entity alleging any material violation of applicable Law, and to the Knowledge of the Company, no such notice, charge, assertion or Action is threatened.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(vi) Since January 1, 2014, neither the Company nor, to the Knowledge of the Company, any director, officer or employee of the Company in their capacity as such has (i) conducted business with a Prohibited Person, (ii) used any funds for unlawful expenses related to political activity or (iii) made any unlawful payment or unlawfully offered anything of value to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns.

Section 3.11 Intellectual Property.

(a) Section 3.11(a) of the Disclosure Schedules sets forth a true, complete and accurate list of all Company Registered Intellectual Property (showing in each case the registered or other owners, filing date, date of issuance, and registration or application number, if any).

(b) The Company owns and, immediately following the Closing the Surviving Entity will own, exclusive right, title and interest in and to all Owned Intellectual Property, free and clear of any Liens, other than (x) Liens arising from actions taken by Buyer or its Affiliates, and (y) Permitted Liens. All Licensed Intellectual Property, other than Non-Customized Licensed Software, is licensed to Company pursuant to a Contract identified on Section 3.11(b) of the Disclosure Schedules and is identified on Section 3.11(b) of the Disclosure Schedules. The Company Intellectual Property, other than the Licensed Intellectual Property, is referred to in this Agreement as the “Owned Intellectual Property.” “Owned Intellectual Property” consists of Company Intellectual Property licensed to Human Longevity, Inc. (the “HLI-Licensed Intellectual Property”) and Company Intellectual Property not licensed to HLI (the “Retained Intellectual Property”). Section 3.11(a) of the Disclosure Schedules sets out HLI Licensed Intellectual Property and Retained Intellectual Property separately.

(c) The Company is not bound by, and no Owned Intellectual Property is subject to, any Governmental Order that in any way limits or restricts the ability of Company to use, exploit, assert, or enforce the Owned Intellectual Property, or that affects the validity, enforceability, or Company’s (or the Surviving Entity’s) ownership of any Owned Intellectual Property. Other than the HLI-Licensed Intellectual Property, the Company has not agreed to assign or otherwise transfer ownership of, or license exclusive rights to, any Company Intellectual Property to any Person.

(d) The Company has the sole and exclusive right to bring Actions for infringement, misappropriation, dilution, violation or unauthorized use of the Retained Intellectual Property. No interferences, re-examinations, oppositions, cancellation proceedings, post-grant reviews, pre-issue submission, derivation proceedings or other Actions pertaining to the Company Registered Intellectual Property within the Retained Intellectual Property are pending or, to the actual knowledge of the Company (without any duty of inquiry), threatened. To the actual knowledge of the Company (without any duty of inquiry), the Company is not in material breach of or default under any Contract affecting the Company Intellectual Property.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(e) The Company has not received any written notice regarding the enforceability or validity of any of the Patents included in the Company Registered Intellectual Property. All necessary registration, maintenance and renewal fees currently due as of the Effective Date in connection with Company Registered Intellectual Property within the Retained Intellectual Property have been made and, to the actual knowledge of the Company (without any duty of inquiry), all necessary documents, recordations and certifications currently required in connection with such Company Registered Intellectual Property within the Retained Intellectual Property have been filed with the relevant Government Authority for the purpose of maintaining and recording such Company Registered Intellectual Property in the name of the Company. No action (other than actions in the ordinary course of business) must be taken by the Company (or the Surviving Entity) within 120 days after the Closing Date to obtain, maintain, perfect or renew any Company Registered Intellectual Property within the Retained Intellectual Property, except as set forth on Section 3.11(e) of the Disclosure Schedules.

(f) To the actual knowledge of the Company (without any duty of inquiry), no Person is engaging in any activity that infringes upon, misappropriates or otherwise violates any material Retained Intellectual Property or Licensed Intellectual Property. The consummation of the Contemplated Transactions will not reasonably be expected to give rise to, result in or serve as a basis for the termination or impairment of any material Company Intellectual Property, give rise to, result in or serve as a basis for any material breach or default under any material Contract or license relating to any Company Intellectual Property, or give any Person (other than Buyer) any right to terminate or alter any Company Intellectual Property or any Contract or license related thereto.

(g) The Company has taken commercially reasonable steps to maintain the confidentiality of the Know-How of the Company and other confidential Company Intellectual Property. The actual knowledge of the Company (without any duty of inquiry), no material misappropriation, unauthorized disclosure or use of Know-How of the Company or other Company Intellectual Property has occurred.

Section 3.12 Material Contracts.

(a) Section 3.12(a) of the Disclosure Schedules sets forth a list of the Material Contracts in effect as of the Agreement Date and, to the extent any such Material Contracts are oral, a description of the material terms thereof.

(b) Each Material Contract is valid, binding, in full force and effect and enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. Except as set forth on Section 3.12(b) of the Disclosure Schedules, the consummation of the transactions contemplated by this Agreement will not result in a material breach of a Material Contract or the forfeiture or impairment of a material right under a Material Contract.

(c) Neither the Company, Seller, nor, to the Knowledge of Company, any other party to any Material Contract is in material breach of or default under any Material Contract nor has the Company or Seller received any written notice since January 1, 2016 regarding (i) any actual or alleged material breach of or default under any Material Contract or (ii) any intention of any party to any Material Contract to cancel or terminate such Material Contract. Except in the ordinary course of business consistent with past practice, no Material Contract is currently being renegotiated by the Company, and the Company has not received any written notice of any demand for such renegotiation since January 1, 2016.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 3.13 Taxes. Except as set forth in Section 3.13 of the Disclosure Schedules, and only to the extent that, individually or in the aggregate, a failure of any of the following to be true would result in a Material Adverse Effect:

(a) The Company has timely filed all Tax Returns that it was required to have filed, and all such Tax Returns are correct and complete in all respects, and were prepared in compliance with all applicable laws.

(b) All Taxes due and owing by the Company (whether or not shown on any Tax Returns) have been paid in full, except for any such Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP.

(c) Any deficiencies proposed as a result of any audits of the Company by any Governmental Entity have been paid or finally settled.

(d) Neither the Company nor any Person acting for or on behalf of the Company has agreed to any extension or waiver that currently is in effect of the statute of limitations applicable to any Tax Return of the Company with respect to any Taxes of the Company.

(e) There are no present disputes as to Taxes payable by the Company, and the Company is not a party to any action or Proceeding by any Governmental Entity for the collection or assessment of Taxes against or with respect to the Company. This Section 3.13(e) does not apply to any Taxes or Tax Returns of any consolidated, combined, unitary or affiliated group.

For the purposes of this Agreement, the representation and warranties contained in Section 3.8 and this Section 3.13 (the “Tax Representations”) shall constitute the exclusive representation and warranties made by the Seller with respect to Taxes of the Company, and any consolidated, combined, unitary or affiliated Tax Return containing any member of the Company or Seller shall be treated as outside the scope of this Agreement and all provisions in this Agreement shall be deemed to exclude any such Tax Returns. No Tax Representation shall be deemed to apply directly or indirectly with respect to any Post-Closing Tax Period, including, without limitation, as to the availability, with respect to any Tax, of any tax basis, net operating loss carryovers, net capital loss carryovers, credits and similar Tax items of any Person.

Section 3.14 Affiliate Transactions. Except as set forth on Section 3.14 of the Disclosure Schedules, there are no Contracts by and between the Company, on the one hand, and the Seller or any of its Affiliates, on the other hand.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Article IV

REPRESENTATIONS AND WARRANTIES OF SELLER

As a material inducement to Buyer to enter into this Agreement and to consummate the Contemplated Transactions, except as set forth in the Disclosure Schedules hereto, Seller hereby represents and warrants to Buyer, as of the Agreement Date and the Closing Date, as follows:

Section 4.1 Organization, Qualification and Organizational Power. Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority to enter into this Agreement and the Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the Contemplated Transactions. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.

Section 4.2 Authorization; Binding Effect. The execution and delivery by Seller of this Agreement and the Transaction Documents to which it is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the Contemplated Transactions have been duly authorized by all requisite action on the part of Seller. This Agreement has been, and upon their execution the Transaction Documents shall have been, duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by the other parties) this Agreement constitutes, and upon their execution the Transaction Documents shall constitute, legal, valid and binding obligations of Seller which are enforceable against Seller in accordance with their respective terms, subject to the Bankruptcy and Equity Exception.

Section 4.3 Approvals and Consents.

(a) Except as set forth on Section 4.3(a) of the Disclosure Schedules and except as may be required by the HSR Act and any other applicable Antitrust Laws, to the Knowledge of Seller, the execution, delivery and performance of this Agreement and each Transaction Document by Seller does not and will not require any material consent, approval, authorization or other order or declaration of, action by, filing with, notification to or permit from, any Governmental Entity, except as may be necessary as a result of any facts or circumstances relating solely to Buyer or any of its Affiliates.

(b) Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.3(a) and Section 4.3(a) of the Disclosure Schedules, and except as may result from any facts or circumstances relating solely to Buyer, the execution, delivery and performance of this Agreement and the Transaction Documents by Seller does not and will not (i) violate, conflict with or result in the breach of the organizational documents of Seller, (ii) conflict with or violate any Law or Governmental Order applicable to Seller, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract to which Seller is a party, except, in the case of clauses (ii) or (iii), as would not have a Material Adverse Effect.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 4.4 Brokerage. Seller does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Contemplated Transactions for which Buyer or any of its Affiliates could become liable or obligated.

Section 4.5 Investment Related Representations and Warranties.

(a) The Buyer Shares will be acquired for investment for Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Seller further represents that Seller does not have any Contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person, with respect to any of the Buyer Shares.

(b) Seller is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as presently in effect. Seller has substantial experience in evaluating and investing in securities of companies and acknowledges that it has the capacity to protect its own interests in connection therewith, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Buyer Shares. Seller also represents it has not been organized for the purpose of acquiring the Buyer Shares.

(c) Seller acknowledges and understands that (i) the Buyer Shares issued pursuant to this Agreement will be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(a)(2) thereof and/or Regulation D promulgated under the Securities Act and may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other applicable rules and regulations or pursuant to an exemption therefrom, (ii) until the Buyer Shares have become transferable pursuant to an exemption from such registration otherwise required thereunder, the Buyer Shares shall be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Buyer in a transaction not involving a public offering, and (iii) under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(d) Seller represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Article V

REPRESENTATIONS AND WARRANTIES OF BUYER, MERGER SUB 1 AND MERGER SUB 2

As a material inducement to Seller to enter into this Agreement and to consummate the Contemplated Transactions, except as set forth on any disclosure schedule delivered by Buyer to Seller on the Agreement Date prior to execution of this Agreement, Buyer, Merger Sub 1 and Merger Sub 2 hereby represent and warrant to Seller and the Company, as of the Agreement Date and the Closing Date, as follows:

Section 5.1 Organization, Qualification and Organizational Power. Each of Buyer, Merger Sub 1 and Merger Sub 2 is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation, as applicable, and has all necessary power and authority to enter into this Agreement and the Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the Contemplated Transactions. Each of Buyer, Merger Sub 1 and Merger Sub 2 is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not have a Buyer Material Adverse Effect.

Section 5.2 Authorization; Binding Effect. The execution and delivery by Buyer, Merger Sub 1 and Merger Sub 2 of this Agreement and the Transaction Documents to which each is a party, the performance by them of their respective obligations hereunder and thereunder and the consummation by each of the Contemplated Transactions have been duly authorized by all requisite action on the part of each of Buyer, Merger Sub 1 and Merger Sub 2. This Agreement has been, and upon their execution the Transaction Documents shall have been, duly executed and delivered by Buyer, Merger Sub 1 and Merger Sub 2, and (assuming due authorization, execution and delivery by the other parties) this Agreement constitutes, and upon their execution the Transaction Documents shall constitute, legal, valid and binding obligations of Buyer, Merger Sub 1 and Merger Sub 2 which are enforceable against Buyer, Merger Sub 1 and Merger Sub 2 in accordance with their respective terms, subject to the Bankruptcy and Equity Exception.

Section 5.3 Approvals and Consents.

(a) Except as set forth on Schedule 5.3(a) and except as may be required by the HSR Act and any other applicable Antitrust Laws, to the Knowledge of Buyer, the execution, delivery and performance of this Agreement and each Transaction Document by Buyer, Merger Sub 1 and Merger Sub 2 does not and will not require any material consent, approval, authorization or other order or declaration of, action by, filing with, notification to or permit from, any Governmental Entity, except as may be necessary as a result of any facts or circumstances relating solely to Seller, the Company or any of their respective Affiliates.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b) Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 5.3(a) and Schedule 5.3(a), and except as may result from any facts or circumstances relating solely to Seller or the Company, the execution, delivery and performance of this Agreement and the Transaction Documents by Buyer, Merger Sub 1 and Merger Sub 2 does not and will not (i) violate, conflict with or result in the breach of the organizational documents of Buyer, (ii) conflict with or violate any Law or Governmental Order applicable to Buyer, Merger Sub 1 and Merger Sub 2, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract to which any of Buyer, Merger Sub 1 and Merger Sub 2 is a party except, in the case of clause (ii) or (iii), as would not have a Buyer Material Adverse Effect.

Section 5.4 Brokerage. None of Buyer, Merger Sub 1 and Merger Sub 2 has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Contemplated Transactions for which Seller, the Company or any of their respective Affiliates could become liable or obligated.

Section 5.5 Capitalization.

(a) Schedule 5.5(a) sets forth a complete and accurate list of all issued and outstanding capital stock of each of Buyer, Merger Sub 1 and Merger Sub 2, the holders thereof, the number and class of shares of capital stock of Buyer held by each such holder, and the percentage interest in each of Buyer, Merger Sub 1 and Merger Sub 2 held by each such holder, as of the Agreement Date. All capital stock of each of Buyer, Merger Sub 1 and Merger Sub 2 has been duly authorized and is validly issued, fully paid and non-assessable and such capital stock has not been issued or transferred in violation of any Laws. Upon consummation of the transactions contemplated by this Agreement, (i) Seller shall own all of the Buyer Shares, free and clear of all Liens (except for restrictions on transfer under applicable securities laws or pursuant to the Shareholders’ Agreements), (ii) the Buyer Shares shall constitute fifteen percent (15%) of the outstanding equity of Buyer, on a fully-diluted basis and after giving effect to the issuance of all equity issued or issuable in respect of the Financing and the transactions described on Schedule 1.1, and (iii) the Buyer Shares shall have the same rights and preferences as the Series A Preferred Stock of Buyer to be issued to the Investors and TNK Therapeutics, Inc., except that each Buyer Share shall have a corresponding CVR. At Closing, after giving effect to the Contemplated Transactions (x) all of the Buyer Shares will have been duly authorized and validly issued, fully paid and non-assessable and will not have been issued in violation of any Laws, and (y) none of the Buyer Shares will be issued in violation of any agreement, arrangement or commitment to which Buyer is a party or is subject or in violation of any preemptive or similar rights of any Person. The issuance of the Buyer Shares at Closing will not trigger any anti-dilution rights or protections or adjustments to the conversion price of Buyer capital stock, and will be exempt from the registration provisions of all applicable federal and state securities laws.

(b) Except as set forth on Schedule 5.5(b), there are no outstanding subscriptions, options, rights, warrants, rights of first refusal or offer, preemptive rights or other commitments of any character entitling any Person to purchase or otherwise subscribe for or acquire any capital stock or equity interests of Buyer or any security convertible into or exchangeable for capital stock or equity interests of Buyer, nor is there presently outstanding any security convertible into or exchangeable for capital stock or equity interests of Buyer, nor has Buyer entered into any agreement with respect to any of the foregoing. Except as set forth on Schedule 5.5(b), Buyer has no obligation to repurchase, redeem or otherwise acquire any capital stock or voting interests in Buyer. Except as set forth on Schedule 5.5(b), there are no irrevocable proxies and no voting agreements to which Buyer is a party with respect to any capital stock or other voting securities of Buyer and there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the capital stock of Buyer.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 5.6 Financing. Buyer has delivered to Seller a true and complete copy of the Stock Purchase Agreement duly executed by each investor listed on the signature pages thereto (each, an “Investor”). In order to capitalize the Buyer at Closing, pursuant to the Stock Purchase Agreement, the Investors have agreed to invest in Buyer, subject to the terms and conditions set forth in the Stock Purchase Agreement, an aggregate amount equal to at least fifty million dollars ($50,000,000) in exchange for Series A Preferred Stock of Buyer at a purchase price equal to the Closing Buyer Share Price, and which aggregate investment amount is inclusive of the amount up to $10,000,000 contributed by Sorrento Therapeutics, Inc. to Buyer under the Buyer Note or otherwise (the “Financing”). The Stock Purchase Agreement is in full force and effect as of the Agreement Date.

Section 5.7 No Merger Sub Operations. Since formation, Merger Sub 1 has been treated for U.S. federal tax purposes as a corporation (within the meaning of the Code) and Merger Sub 2 has been treated for U.S. federal tax purposes as an entity that is disregarded as an entity separate from its owner (within the meaning of Section 301.7701-3(b) of the U.S. Treasury regulations promulgated pursuant to the Code). Merger Sub 1 and Merger Sub 2 were formed solely for the purpose of effecting the Mergers and have not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

Section 5.8 Reorganization. Buyer does not have Knowledge of any fact that could reasonably be expected to cause the transactions described in Section 2.1 and Section 2.2 to be treated as other than a tax-free “reorganization” under Section 368(a) of the Code.

Article VI

COVENANTS

Section 6.1 Consents; Regulatory Filings.

(a) Subject to the terms and conditions hereof, the Parties agree (without being obligated to make any payment to any third party (other than payments to Governmental Entities in respect of the Governmental Permits or as a result of the other obligations of the Parties pursuant to this Section 6.1)) to use their reasonable best efforts (except where a different standard of efforts is required under this Section 6.1) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Contemplated Transactions and to cooperate with the other Parties in connection with the foregoing, including using reasonable best efforts (except where a different standard of efforts is required under this Section 6.1) to (i) obtain any necessary waivers, consents and approvals from counter parties to Material Contracts or as otherwise set forth on Schedule 2.4(c)(ii) (ii) obtain all consents, approvals and authorizations that are required to be obtained under any Law (including without limitation in connection with the Governmental Permits) applicable to such Party and (iii) negotiate in good faith the Transaction Documents (to the extent the form of such Transaction Document is not attached as an Exhibit to this Agreement).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b) Regulatory Filings. In addition to and not in limitation of the Company’s covenants contained in Section 6.1(a), Buyer and Seller will, if determined by Buyer to be required, (i) make or cause to be made an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Contemplated Transactions as promptly as reasonably practicable and advisable after the Agreement Date, and (ii) respond as promptly as practicable to inquiries or requests for information received from the Federal Trade Commission, Department of Justice or any other Governmental Authority in connection with any such filings; provided that Seller shall have no obligation to comply with a Request for Additional Information or Documentary Material issued pursuant to 16 CFR § 803.20 (“Second Request”) and/or a subpoena or civil investigative demand requesting documents and information similar to that usually demanded in a Second Request (“Compulsory Process Request”). If the parties receive a Second Request or a Compulsory Process Request, then within fifteen (15) days following receipt thereof, Seller shall notify Buyer in writing whether it intends to comply with such request, and if Seller indicates that it does not intend to comply with such request, each of the parties shall be entitled to terminate this Agreement in accordance with Section 8.1(g). If Seller indicates that it does intend to comply with such request, each of the parties shall be obligated to comply with such request. Each of Buyer and the Company will cause all documents that it is obligated to file with any Governmental Entity under this Section 6.1(b) to comply in all material respects with all applicable Law. Neither Buyer nor Seller shall request early termination of the waiting period under the HSR Act.

(c) Exchange of Information. Buyer, on the one hand, and Seller and the Company, on the other hand, will each promptly supply the other with any information that is required in order to effectuate any filings or application contemplated by Section 6.1(a) or Section 6.1(b). Subject to applicable Law relating to the exchange of information, and the preservation of any applicable attorney-client privilege or work product doctrine, each of Seller and Buyer will use commercially reasonable efforts to collaborate in reviewing and commenting on in advance, and to consult the other on, information relating to Seller, the Company, Buyer or any of their Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with any filing, investigation, or proceeding in connection with this Agreement or the Contemplated Transactions (including under any Antitrust Law).

(d) Cooperation. Each of the Parties agrees to use good faith efforts to (i) provide the other Parties reasonable advance notice of all meetings with any Governmental Entity relating to any Antitrust Law and, unless prohibited by such Governmental Entity, afford the other Parties (or their outside counsel) an opportunity to attend and participate in such meeting, (ii) to the extent practicable, give the other Parties reasonable advance notice of all communications with any Governmental Entity relating to any Antitrust Law, (iii) if any Governmental Entity initiates communication regarding any Antitrust Law, promptly notify the other Parties of the substance of such communication, (iv) provide the other Parties with reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other Parties in connection with, all written communications with a Governmental Entity regarding any Antitrust Law, and (v) promptly provide the other Parties (or their outside counsel) with copies of all written communications to or from any Governmental Entity relating to any Antitrust Law, provided that such material may be redacted as necessary to comply with contractual obligations, to preserve privilege or address good faith confidentiality concerns, or to comply with applicable Laws.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(e) Reasonable Efforts. In the event that Buyer, Seller or any of their Affiliates receives a Second Request and/or a Compulsory Process Request, and Seller has notified Buyer in writing pursuant Section 6.1(b) that it intends to comply with such request, then both parties shall be obligated to certify substantial compliance to the issuing agency pursuant to 15 § USC 18a no later than 60 days prior to the Outside Date (which Outside Date the parties hereby agree to extend to a mutually acceptable date as needed to comply with this sentence). For purposes of this paragraph, a party shall be deemed to have complied with a Second Request and/or Compulsory Process Request, as applicable, by having provided a response that the party in good faith believes to be in substantial compliance and by certifying its substantial compliance with the Second Request and/or Compulsory Process Request, as applicable. If any Action is instituted (or threatened to be instituted) by any Governmental Entity or any third party challenging any of the Contemplated Transactions, or which would otherwise prohibit or materially impair or materially delay such Contemplated Transactions, each of Buyer, Seller and the Company will use commercially reasonable efforts to resolve any such Actions so as to permit consummation of the Contemplated Transactions (and Seller and the Company will keep Buyer informed as to the status of, and allow Buyer to participate in (but not control), such Actions. Notwithstanding anything herein to the contrary, Buyer shall take, and shall cause its Affiliates to take, any and all unconditional and unqualified action necessary to obtain any necessary approval or obtain the expiration of any waiting or suspension period under Antitrust Laws and to prevent the initiation of any Action by any Governmental Entity under any Antitrust Laws or to prevent the entry of any Order that would otherwise make the Contemplated Transactions unlawful, provided that none of Buyer, the Company or the Surviving Entity (or any of their Affiliates) shall divest any assets or agree to any restrictions on its business (or the ability to own any portion of its business) without Buyer’s prior written consent.

Section 6.2 Conduct of Business.

(a) Except as may be otherwise contemplated by this Agreement or any Transaction Document, or as required by Law, from the Agreement Date and prior to the Closing, without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall operate the Transferred Business in the ordinary course of business and consistent with past practice and shall not (a) sell, transfer or otherwise dispose of any of the material assets of the Company, other than in the ordinary course of business consistent with past practice, (b) amend or modify in any material respect any Material Contract, enter into any Contract that would constitute a Material Contract (if entered into or adopted prior to the Agreement Date) or permit any such Material Contract to be terminated (other than in the ordinary course of business or as mandated by the terms thereof as in effect as of the Agreement Date), (c) suffer to exist, cause or permit any Lien upon the Shares or any material assets of the Company, other than Permitted Liens, (d)(i) make any material Tax election (other than such elections that are consistent with the most recent past practice of the Company), rescind or change any material Tax election, or adopt or change any method of accounting, (ii) enter into any settlement of or compromise any material Tax liability, (iii) change any annual Tax accounting period, (iv) enter into a closing agreement for any material amount of Tax, or (v) file any amended Tax Return or refund claim with respect to any material Tax; or (e) act, or fail to act, in any way that could cause the transactions described in Section 2.1 and Section 2.2 not to qualify as a “plan of reorganization” under Section 368(a) of the Code.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b) Except as may be otherwise contemplated by this Agreement or any Transaction Document, or as required by Law, from the Agreement Date and prior to the Closing, without the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed), Buyer will not, and will not permit any of its Affiliates to, except as set forth on Schedule 6.2(b), consummate any transaction or take any action if the intent or reasonably anticipated consequence would be to prohibit, materially delay or impair the parties from obtaining any approval or consent required as a condition to Closing under Section 7.1.

Section 6.3 Access and Certain Information. From the Agreement Date through the Closing, the Company shall provide Buyer with reasonable access to such information as Buyer may from time to time reasonably request with respect to the Transferred Business and the Contemplated Transactions, and shall provide Buyer and its Representatives reasonable access during regular business hours and upon reasonable notice to the properties, books and records of the Company pertaining to the Transferred Business as Buyer may from time to time reasonably request; provided, that the Company shall not be required to provide any portions of its consolidated, combined or unitary Tax Return. Any disclosure whatsoever during such investigation by Buyer shall not constitute any expansion of or additional representations or warranties of Seller, the Company or any of their respective Affiliates beyond those specifically set forth in this Agreement. Notwithstanding the foregoing, the Company shall not be required to disclose any information to Buyer if such disclosure would, in the Company’s reasonable discretion (i) jeopardize any attorney-client or other legal privilege or (ii) contravene any applicable Laws, fiduciary duty or binding agreement with any unrelated third party entered into prior to the Agreement Date; provided, that at the request of Buyer and at Buyer’s sole cost and expense, the Company will cooperate with Buyer to obtain any consent or waiver of a third party, or enter into protective arrangements if, in the Company’s reasonable discretion, obtaining such consent or waiver or entering into such protective arrangements would enable the Company to disclose such information to Buyer without contravening the foregoing clauses (i) or (ii) or otherwise adversely affecting Seller or the Company. When accessing any of Seller’s, the Company’s or their respective Affiliates’ properties, Buyer and its authorized Representatives shall comply with all of Seller’s or the Company’s, as applicable, safety and security requirements for the applicable property.

(a) Buyer acknowledges and agrees that it is not authorized to and shall not (and shall not permit any of its Representatives or Affiliates to), prior to the Closing, contact any employee (excluding executive officers), customer, supplier or distributor of, or other Person with a material business relationship with, the Company or any of its Affiliates regarding the Company, the Transferred Business or the Contemplated Transactions, in each case, without the Company’s prior written consent.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 6.4 Insurance Matters. From and after the Closing Date, the Surviving Entity shall cease to be insured by Seller’s or it’s Affiliates’ insurance policies or by any of their self-insured programs. For the avoidance of doubt, Seller and their respective Affiliates shall retain all rights to control their respective insurance policies and programs, including the right to exhaust, settle, release, commute, buy-back or otherwise resolve disputes with respect to any of such insurance policies and programs, notwithstanding whether any such policies or programs would apply to any liabilities of Buyer.

Section 6.5 Cessation of Use of Seller’s Marks. None of Buyer or any of its Affiliates shall have the right to use in any way any of the trademarks, service marks, Internet domain names, trade names, trade dress, company names (including “Celgene” and “Celgene Cellular Therapeutics” and any derivative thereof) or other identifiers of source or goodwill containing, incorporating or associated with any Intellectual Property of Seller (“Seller’s Marks”), and from and after the Closing, Buyer shall cause the Surviving Entity to immediately cease using Seller’s Marks.

Section 6.6 Employee Matters.

(a) During the period commencing as of the Closing and ending on the first anniversary of the Closing Date, Buyer and its Affiliates shall provide all employees of the Company immediately prior to the Closing Date (the “Company Employees”) with (x) base salary, wages, and bonuses that are no less favorable than those in effect immediately prior to the Closing and (y) other compensation (other than equity compensation) and employee benefits that are substantially similar in the aggregate to those in effect immediately prior to the Closing.

(b) With respect to the Company Employees, effective from and after the Closing Date, Buyer and its Affiliates (including the Surviving Entity) shall (i) recognize, for all purposes under all plans, programs and arrangements established or maintained by Buyer or its Affiliates (including the Surviving Entity) for the benefit of the Company Employees, service with Seller and its Affiliates prior to the Closing Date to the extent such service was recognized under the corresponding plan covering such Company Employees prior to the Closing Date, including for purposes of eligibility, vesting and benefit levels and accruals (other than with respect to benefit accrual under a defined benefit pension plan or retiree medical plan), (ii) use commercially reasonable efforts to waive any pre-existing condition exclusion, actively-at-work requirement or waiting period under all employee health and other welfare benefit plans established or maintained by Buyer or its Affiliates (including the Surviving Entity) for the benefit of the Company Employees, except to the extent such pre-existing condition, exclusion, requirement or waiting period was satisfied or would not have applied to such individual under the corresponding plan covering such Company Employees prior to the Closing Date, and (iii) to the extent permitted under the terms of the applicable plans, provide full credit for any co-payments, deductibles or similar payments made or incurred prior to the Closing Date for the plan year in which the Closing Date occurs.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c) As of the Closing Date, Buyer or its Affiliates shall cover (or cause to be covered) each Company Employee under one or more defined contribution plans and trusts intended to qualify under Section 401(a) of the Code, including any such plan containing a salary deferral feature under Section 401(k) of the Code (collectively, the “Buyer DC Plan”). Buyer or its Affiliates shall permit, and shall cause the Buyer DC Plan to accept, rollovers of account balances (including any outstanding loans) with respect to Company Employees from Seller’s or its Affiliates’ defined contribution plans and trusts intended to qualify under Section 401(a) of the Code.

(d) Notwithstanding anything in this Section 6.6 to the contrary, nothing contained herein, whether express or implied, shall be treated as an amendment or other modification of any employee benefit plan, program or arrangement maintained by any of the Parties or any of their respective Affiliates, or shall limit the right of the Parties or any of their respective Affiliates to amend, terminate or otherwise modify any employee benefit plan, program or arrangement maintained by such Party or any of its Affiliates following the Closing Date. If (i) a Person other than any of the Parties makes a claim or takes other action to enforce any provision in this Agreement as an amendment to any employee benefit plan, program or arrangement maintained by any of the Parties or any of their respective Affiliates, and (ii) such provision is deemed to be an amendment to such employee benefit plan, program or arrangement maintained by any of the Parties or any of their respective Affiliates even though not explicitly designated as such in this Agreement, then, solely with respect to the employee benefit plan, program or arrangement maintained by any of the Parties or any of their respective Affiliates at issue, such provision shall lapse retroactively and shall have no amendatory effect with respect thereto. The Parties acknowledge and agree that all provisions contained in this Section 6.6 are included for the sole benefit of the Parties, and that nothing in this Agreement, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including, without limitation, any employee or former employee of Seller or its Affiliates (including the Company Employees), any participant in any employee benefit plan, program or arrangement maintained by any of the Parties or any of their respective Affiliates, or any dependent or beneficiary thereof, or (ii) to continued employment with any of the Parties or any of their respective Affiliates. Nothing in this Agreement shall affect the right of the Parties or any of their respective Affiliates to terminate the employment of its employees.

Section 6.7 Public Announcements. No Party will issue or make any press release or public statement with respect to this Agreement or the Contemplated Transactions without the prior written consent of the other Party, except as may be required by Law; provided, that the Party proposing to issue a public announcement or communication to satisfy a legal requirement shall provide the other Party with the text of such announcement or communication reasonably prior to its issuance and consider in good faith comments provided by the other Party.

Section 6.8 Transaction Expenses. Except as otherwise set forth herein, whether or not the Closing is consummated, all Seller Transaction Expenses shall be paid by the Seller and all Buyer Transaction Expenses shall be paid by the Buyer.

Section 6.9 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the Transaction Documents and the documents referred to herein and therein.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 6.10 Seller Assets; Surviving Entity Assets. If following the Closing, Buyer has Knowledge that it possesses or has obtained any asset, property, Regulatory Approval or Intellectual Property that relates exclusively to the BCMA CAR-T Program, the CAR-NK Program or the CTL Program (each, a “Seller Asset”), Buyer shall promptly notify Seller thereof and shall cause the prompt transfer of such Seller Asset(s) to Seller for no additional consideration. If following the Closing, Seller has Knowledge that it (or any of its Affiliates) possesses or has obtained any asset, property, Regulatory Approval or Intellectual Property that relates primarily to the Transferred Business (each, a “Surviving Entity Asset”), Seller shall promptly notify Buyer thereof and shall cause the prompt (unless a delay is contemplated under the Transition Services Agreement) transfer of such Surviving Entity Asset(s) to the Surviving Entity for no additional consideration.

Section 6.11 Financing Activities.

(a) Buyer shall use its reasonable best efforts to cause the Financing to be consummated immediately prior to the Closing in order to cause the condition to Closing in Section 7.3(e) to be satisfied. Buyer shall provide Seller with the opportunity to review and comment on all documents or agreements (each, a “Financing Document”) to be executed by Investors in connection with the Financing, and shall make such revisions to such Financing Documents as are reasonably requested by Seller.

(b) In order to cause the condition to Closing in Section 7.3(e) to be satisfied, promptly following the receipt by Buyer of a duly executed Financing Document from an Investor, Buyer shall deliver a true and complete copy thereof to Seller. Buyer shall not amend, modify or terminate any such Financing Document without Seller’s prior written consent. In the event any Investor notifies Buyer of its intent to amend, modify or terminate any such Financing Document, Buyer shall promptly notify Seller thereof.

(c) In connection with the Financing, the Buyer shall obtain from each Investor and deliver to Seller a written representation and acknowledgment, of which Seller and its Affiliates are express third party beneficiaries, that (i) any information of the Company provided to such Investor, or to which such Investor has had access, in connection with the Financing (“Company Information”), was provided to assist such Investor in making its own evaluation of Buyer, and an investment in Buyer, and was not, and does not purport to be, or to contain all of the information that such Investor may consider material or desirable in making its decision to invest in Buyer; (ii) such Investor has performed its own independent investigation and analysis of Buyer, and an investment in Buyer without reliance on Seller or any of its Affiliates; (iii) such Investor is sophisticated and experienced in evaluating companies like Buyer; (iv) the Company Information is not a substitute for such Investor’s independent evaluation and analysis and has not been considered by such Investor as a recommendation by Seller or any of its Affiliates that such Investor invest in Buyer; (v) the Company Information was provided to such Investor for informational purposes only; (vi) Seller and its Affiliates bear no responsibility whatsoever (and shall not be liable in any respect) for the accuracy or completeness (or lack thereof) of the Company Information or any information contained therein; (vii) neither Seller nor any of its Affiliates makes any representations or warranties, express or implied, regarding the Company Information; (viii) neither Seller nor any of its Affiliates shall have any liability to such Investor or any other person for furnishing the Company Information or for any action taken or decision made by such Investor in purported reliance on the Company Information, including its decision to participate in or abstain from investing in Buyer; and (ix) neither Seller nor any of its Affiliates shall have any liability to such Investor or any other person for failing to furnish any other information at any time known to or in possession of Seller or any of its Affiliates or have any obligation to update or supplement any of the Company Information or otherwise provide such Investor with any additional information.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 6.12 Buyer Acknowledgement. Buyer hereby acknowledges and agrees that:

(a) The consummation of the transactions contemplated by this Agreement does not include the purchase and sale of any of the assets, licenses or contracts used by the Seller in the provision of the services to be provided by it under the Transition Services Agreement. The Surviving Entity will be granted a non-exclusive license to use such Intellectual Property pursuant to, and in accordance with the terms and conditions of, the License Agreement.

(b) The consummation of the transactions contemplated by this Agreement does not include purchase and sale of any Intellectual Property that exclusively relates to the BCMA CAR-T Program, the CAR-NK Program or the CTL Program, all of which is owned by Seller, and the Surviving Entity shall receive no license to the use thereof.

(c) The Company does not own any Patents other than the Company Patents.

(d) The consummation of the transactions contemplated by this Agreement does not include the purchase and sale of any of the equipment listed on Schedule 6.12(d), all of which is owned solely by Seller and, from and after the Closing, the Surviving Entity shall have no right to use such equipment.

Section 6.13 Transferred Intellectual Property Files. No less than sixty (60) days after the Closing Date, Seller shall, and shall use its commercially reasonable efforts to cause any applicable Representatives to, transfer to Buyer all prosecution files of Seller relating to the Company Intellectual Property, which prosecution files shall not contain any communications or correspondence other than between the applicable applicants and patent offices, including such files as are maintained by the Company’s and Seller’s intellectual property lawyers or agents; provided, however, that (i) Seller shall inform Buyer of any filing deadlines in respect of the Patents included within the Company Intellectual Property that will occur within three (3) months after the Closing Date prior to the Closing, and (ii) prior to the transfer of such prosecution files to Buyer, Seller shall cooperate in good faith with Buyer to respond to Buyer’s reasonable requests for information contained in such files.

Section 6.14 Transition Services Agreement. From and after the date hereof and prior to the Closing, Buyer and Seller shall work together in good faith and shall use their respective reasonable best efforts to negotiate a mutually acceptable Transition Services Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Article VII

CONDITIONS TO THE CLOSING

Section 7.1 Conditions to Obligations of each of Buyer, Seller and the Company to Closing. The respective obligations of each of Buyer, Seller and the Company to consummate the Contemplated Transactions are subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived in writing by mutual agreement by the Parties (unless such waiver would be a violation of applicable Law):

(a) No order. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any non-appealable, final and effective Law, injunction or other order which has the effect of making the Contemplated Transactions illegal or otherwise prohibited.

(b) Antitrust requirements. All requirements under Antitrust Laws reasonably determined to apply prior to the Closing in connection with the Contemplated Transactions shall have been satisfied. Without limitation of the foregoing, the filings of Buyer and Seller pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated.

(c) Governmental Entity Consents. The Parties shall have received all required consents, authorizations, orders and approvals from Governmental Entities set forth on Sections 3.3(a) and 4.3(a) of the Disclosure Schedules, and Schedule 5.3(a), and no such consent, authorization, order or approval shall have been revoked.

(d) Third Party Consents. The parties shall have received duly executed copies of the third party consents and approvals set forth on Schedule 2.4(c)(ii).

Section 7.2 Conditions to Buyer’s Obligation. Buyer’s obligation to consummate the Contemplated Transactions at the Closing is subject to the satisfaction (or waiver by Buyer in its sole discretion, it being understood that no such waiver shall waive any rights or remedies otherwise available to Buyer unless explicitly waived) at or prior to the Closing Date of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of Seller and the Company contained in Articles III and IV that are qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case, except where the failure to be true, individually or in the aggregate, has not resulted in or is not reasonably expected to result in a Material Adverse Effect.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b) Compliance with Covenants. Seller, the Company and their respective Affiliates shall have performed or complied in all material respects with all of the covenants and agreements required to be performed and complied with by them under this Agreement on or prior to the Closing.

(c) Document Deliveries. Buyer shall have received the documents that Seller is required to deliver or cause to be delivered pursuant to Section 2.4(c).

(d) No Material Adverse Effect. From the Agreement Date, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without notice or lapse of time (or both) would reasonably be expected to result in a Material Adverse Effect.

Section 7.3 Conditions to Seller’s and the Company’s Obligation. Seller’s and the Company’s obligation to consummate the Contemplated Transactions at the Closing is subject to the satisfaction (or waiver by Seller in its sole discretion, it being understood that no such waiver shall waive any rights or remedies otherwise available to Seller unless explicitly waived) at or prior to the Closing Date of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of Buyer, Merger Sub 1 and Merger Sub 2 contained in Article V that are qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such date) and the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such date), in each case, except where the failure to be true, individually or in the aggregate, has not resulted in or is not reasonably expected to result in a Buyer Material Adverse Effect.

(b) Compliance with Covenants. Buyer and its Affiliates shall have performed or complied in all material respects with all of the covenants and agreements required to be performed and complied with by them under this Agreement on or prior to the Closing.

(c) Document Deliveries and Consideration. Seller shall have received from Buyer the documents that Buyer is required to deliver or cause to be delivered pursuant to Section 2.4(b), and the Buyer Shares as contemplated by Section 2.4(a).

(d) Shareholders’ Agreements. Seller shall have received from Buyer a duly executed copy of each of the Shareholders’ Agreements, in form and substance reasonably satisfactory to Seller, which provide, inter alia, that, subject to the terms and conditions of such Shareholder Agreements, (i) Seller will have the same rights as the Investors (including without limitation pre-emptive and registration rights, if granted to the Investors), (ii) Seller will have the right to appoint an observer to the board of directors of Buyer, (iii) Seller will have a right of first refusal to acquire the Surviving Entity on the same terms and conditions as a bona fide third party if Buyer proposes to sell or transfer the Transferred Business or substantially all of the assets of the Transferred Business to such third party, and (iv) Buyer will deliver to Seller all information reasonably requested by Seller including without limitation annual unaudited financials within sixty (60) days following year-end and quarterly financials within forty-five (45) days following quarter-end.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(e) Financing. Seller shall have received from Buyer (i) evidence that the Financing has been consummated prior to the Closing in form and substance reasonably satisfactory to Seller, and (ii) copies of Financing Documents and all other documents prepared or executed by Buyer and/or any Investor in connection therewith.

(f) No Buyer Material Adverse Effect. From the Agreement Date, there shall not have occurred any Buyer Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without notice or lapse of time (or both) would reasonably be expected to result in a Buyer Material Adverse Effect.

Article VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Seller and Buyer;

(b) by Buyer if, by September 1, 2017 (such date, or a later date agreed to in writing by Seller and Buyer (including pursuant to Section 6.1(e)), the “Outside Date”), the conditions set forth in Sections 7.1 and 7.2 shall not have been satisfied, complied with or performed (unless such failure of satisfaction, compliance or performance is the direct result of any action or failure to act on the part of Buyer and such action or failure constitutes a material breach of this Agreement);

(c) by Seller, if, by the Outside Date, the conditions set forth in Sections 7.1 and 7.3 shall not have been satisfied, complied with or performed (unless such failure of satisfaction, compliance or performance is the result, directly or indirectly, of any action or failure to act on the part of Seller or the Company and such action or failure constitutes a material breach of this Agreement);

(d) by Buyer, if Seller or the Company has materially breached or failed to comply with its warranties, representations or obligations under this Agreement such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not reasonably be expected to be satisfied, and such breach or failure to comply shall not have been cured within a period of thirty (30) calendar days after Buyer shall have given written notice to Seller of such breach or failure to comply;

(e) by Seller, if Buyer, Merger Sub 1 or Merger Sub 2 has materially breached or failed to comply with its warranties, representations or obligations under this Agreement such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not reasonably be expected to be satisfied, and such breach or failure to comply shall not have been cured within a period of thirty (30) calendar days after Seller shall have given written notice to Buyer of such breach or failure to comply;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(f) by either Buyer or Seller if any Governmental Entity having jurisdiction over a Party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Contemplated Transactions and such order, decree, ruling or other action shall have become final and nonappealable; provided, that the right to terminate this Agreement pursuant to this Section 8.1(f) shall not be available to any Party whose breach of any provisions of this Agreement has been the cause of, resulted in, or contributed to, such order, decree, ruling or other action; or

(g) by either Buyer or Seller if Seller notifies Buyer that it does not intend to comply with any Second Request and/or Compulsory Process Request in accordance with Section 6.1(b).

Section 8.2 Effect of Termination. Termination of this Agreement pursuant to this Article VIII shall terminate all obligations of the Parties, except for the obligations under this Section 8.2 or Section 10.1 hereof, provided, that nothing in this Section 8.2 shall relieve or limit the liability hereunder of any Party (the “Defaulting Party”) to another Party on account of fraud or in connection with a willful and material breach of this Agreement by the Defaulting Party. For purposes of this Agreement, a “willful and material breach” shall mean a material breach that is the consequence of an act undertaken by the breaching party with the actual knowledge that the taking of such action would cause a breach.

Article IX

INDEMNIFICATION

Section 9.1 Indemnification.

(a) Subject to the limitations set forth in Section 9.3, from and after the Closing Date, Seller shall indemnify, defend and hold harmless Buyer and its Affiliates and all of their respective officers, managers, directors, shareholders, members, Affiliates, employees and agents (the “Buyer Indemnified Persons”) from and against any Losses actually suffered or incurred by such Buyer Indemnified Persons arising out of or resulting from (i) any breach by Seller or the Company of any representation or warranty of Seller or the Company contained in Article III or IV of this Agreement or in any certificate delivered pursuant to Section 2.4(c)(iii), (ii) any failure by Seller to perform or comply with any covenant of Seller in this Agreement, which requires performance by Seller after the Closing and, (iii) any Debt of the Company that is unpaid as of the Closing or any unpaid Seller Transaction Expenses as of the Closing; provided, in each case, that Buyer has submitted to Seller a Notice of Claim or Third Party Notice, as applicable, in respect thereof prior to the date of expiration of the survival period specified in Section 9.3 (each a “Buyer Indemnification Claim”).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b) Subject to the limitations set forth in Section 9.3, from and after the Closing Date, Buyer shall indemnify, defend and hold harmless Seller, its Affiliates and all of their respective officers, managers, directors, shareholders, members, Affiliates, employees and agents (the “Seller Indemnified Persons”) from and against any Losses actually incurred or suffered by such Seller Indemnified Persons arising out of or resulting from (i) any breach by Buyer, Merger Sub 1 or Merger Sub 2 of any representation or warranty of Buyer, Merger Sub 1 or Merger Sub 2 contained in Article V of this Agreement or in any certificate delivered pursuant to Section 2.4(b)(ii), (ii) any failure by Buyer or the Surviving Entity to perform or comply with any covenant of Buyer or the Surviving Entity in this Agreement or in the CVR Agreement, which requires performance after the Closing, (iii) any third party claim arising out of or resulting from the operation or ownership of the Surviving Entity from and after the Closing, (iv) any third party claim arising out of or resulting from the Financing or any of the transactions described on Schedule 1.1; and (v) any unpaid Buyer Transaction Expenses; provided, in each case, that Seller has submitted to Buyer a Notice of Claim or Third Party Notice, as applicable, in respect thereof prior to the date of expiration of the survival period specified in Section 9.3.

Section 9.2 Procedures for Indemnification.

(a) If any Buyer Indemnified Person or Seller Indemnified Person (each an “Indemnified Person”) shall claim indemnification hereunder for any claim (other than a third party claim) for which indemnification is provided in Section 9.1 above, Buyer (on behalf of a Buyer Indemnified Person) or Seller (on behalf of a Indemnified Person) shall promptly, and in any event within fifteen (15) days after it first becomes aware of facts which give rise to the basis for such claim, give written notice (a “Notice of Claim”) to Seller or Buyer, as applicable (each, an “Indemnifying Person”), setting forth the basis for such claim or demand and the nature and preliminary estimated amount of the claim, all in reasonable detail; provided, that no delay in providing such Notice of Claim will affect an Indemnified Person’s rights hereunder except (and only then to the extent that) the Indemnifying Person is materially and adversely prejudiced thereby. If an Indemnifying Person disputes any claim set forth in the Notice of Claim, it shall deliver to such Indemnified Person that has given the Notice of Claim written notice indicating its dispute of such Notice of Claim (an “Objection Notice”) within forty-five (45) days after the date the Notice of Claim is given (the “Response Period”). Following the receipt of an Objection Notice during the Response Period, the Indemnified Person and the Indemnifying Person shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims in the Notice of Claim. If the Indemnified Person and the Indemnifying Person should so agree, a memorandum setting forth such agreement shall be prepared and signed by all Parties and the Indemnifying Person shall promptly pay such Losses as are set forth in such memorandum. If the Indemnified Person and the Indemnifying Person are unable to resolve such dispute after good faith discussions within forty-five (45) days (as may be extended by agreement of the Parties) following delivery of an Objection Notice, such dispute shall be resolved by a court of competent jurisdiction in accordance with Section 11.5 hereof.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b) If an Indemnified Person shall claim indemnification hereunder arising from any claim or demand of a third party for which indemnification is provided in Section 9.1 above (a “Third Party Claim”), the Indemnified Person shall promptly, and in any event within fifteen (15) days after it first becomes aware of facts which give rise to the basis for such Third Party Claim, give written notice (a “Third Party Notice”) to the Indemnifying Person, of the basis for such claim or demand, setting forth the nature of the claim or demand in reasonable detail. The Indemnifying Person, upon notice to the Indemnified Person within forty-five (45) days after receiving a Third Party Notice, shall have the right to assume and control the defense of such Third Party Claim for which the Indemnifying Person is obligated to indemnify pursuant to this Article IX at its own cost and through counsel of its choosing; provided, however, that the Indemnifying Person shall not have the right to assume and control such defense: (i) if such Third Party Claim involves criminal allegations, (ii) if outside counsel advises the Indemnified Person that there are conflicts of interest between the Indemnifying Person and the Indemnified Person with respect to the Third Party Claim that cannot be waived, and/or (iii) if such Third Party Claim seeks relief other than monetary damages (except where any non-monetary relief being sought is merely incidental to a primary claim for monetary damages). The Indemnifying Person shall have the right to compromise and settle all indemnifiable matters related to Third Party Claims which are susceptible to being settled, except to the extent that (i) such settlement would involve relief other than monetary damages, or (ii) such settlement does not include an unconditional release of the Indemnified Person from all liability in respect of such claim. The Indemnifying Person shall from time to time apprise the Indemnified Person of the status of the claim, liability or expense and any resulting Action (including any enforcement Action) and shall furnish the Indemnified Person with such documents and information filed or delivered in connection with such claim, liability or expense as the Indemnified Person may reasonably request. The Indemnified Person shall not admit any liability to any third party in connection with any matter which is the subject of a Third Party Notice and shall cooperate fully in the manner requested by the Indemnifying Person in the defense of such claim. Notwithstanding anything herein stated, the Indemnified Person shall at all times have the right to fully participate in such defense at its own expense directly or through counsel. If no notice of intent to defend is given by the Indemnifying Person, the Indemnified Person shall, at the expense of the Indemnifying Person, undertake (with counsel selected by the Indemnified Person and reasonably acceptable to the Indemnifying Person) the defense of such claim, liability or expense, and shall have the right to compromise or settle such claim, liability or expense with the consent of the Indemnifying Person, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 9.3 Limitations on Indemnification.

(a) All Fundamental Representations will survive the Closing until the expiration of the applicable statute of limitations, and the representations and warranties of the Company in Section 3.13 (Taxes) shall survive as set forth in Section 10.8. All other representations and warranties under this Agreement shall survive the Closing until the 12 month anniversary of the Closing Date. The covenants or other agreements contained in this Agreement shall survive the Closing in accordance with their terms. Notwithstanding the foregoing, any indemnification claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the applicable Indemnified Person to the applicable Indemnifying Person in accordance with this Article IX prior to the expiration date of the applicable statute of limitations shall not thereafter be barred and such claims shall survive until finally resolved.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b) The amount of any Losses for which indemnification is provided for under this Agreement shall be reduced by (i) any amounts realizable by the Indemnified Person as a result of any indemnification, contribution or other payment by any third party, (ii) any insurance proceeds or other amounts realizable by the Indemnified Person from third parties with respect to such Losses and (iii) any Tax benefit obtained by the Indemnified Person or its Affiliates in connection with the incurrence of the item for which indemnification is due hereunder.

(c) The Indemnified Person shall take all reasonable actions to timely make and diligently pursue any claims for insurance and/or indemnification available from third parties with respect to Losses for which it will seek indemnification hereunder.

(d) The Indemnifying Person shall be subrogated to the Indemnified Person’s rights of recovery to the extent of any Losses satisfied by the Indemnifying Person. The Indemnified Person shall execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof, including access to the books and records pertaining to the Transferred Business.

(e) Notwithstanding anything to the contrary set forth in this Agreement, no Party shall have any obligation to indemnify any other Party or their respective Indemnified Persons from and against consequential damages, special damages, incidental damages, indirect damages, punitive damages, diminution in value or lost profits.

(f) With respect to any claim for indemnification by a Buyer Indemnified Person under this Article IX that has become Finally Determined, Seller shall have the option, in its sole discretion, to satisfy any Losses for which such Buyer Indemnified Person is entitled to indemnification hereunder in respect of such claim by paying the aggregate dollar amount of such Losses, or any portion thereof, in cash and/or surrendering to Buyer such number of Buyer Shares issued to Seller as is equal to: (x) the aggregate dollar amount of such Losses, or any portion thereof, divided by (y) the Value of one Buyer Share. Seller shall notify Buyer as to whether it elects to satisfy its indemnification obligation by paying cash and/or surrendering Buyer Shares within thirty (30) days of the date that the applicable claim for indemnification has become Finally Determined. If Seller fails to so notify Buyer within such thirty (30) day period, Buyer shall have the right to cancel such number of Buyer Shares issued to Seller as is equal to: (x) the aggregate dollar amount of the Losses for which a Buyer Indemnified Person is entitled to indemnification in respect of such Finally Determined claim, divided by (y) the Value of one Buyer Share. A claim for indemnification pursuant to this Article IX shall be “Finally Determined” when the parties to such claim have so determined, by mutual written agreement, the outcome of such claim or, if disputed, when a final and non-appealable Governmental Order of a court of competent jurisdiction shall have been entered concerning such matters after following the procedures set forth in this Agreement. For purposes of this Article IX, “Value” shall mean the greater of (1) the Closing Buyer Share Price, and (2) the value of one Buyer Share based on the fair market value of Buyer, calculated as of the date that such payment is to be made to a Buyer Indemnified Person for such Loss, with such determination of fair market value to be made in good faith by mutual agreement of Buyer and Seller; provided, however, that if Buyer and Seller cannot mutually agree on the fair market value of Buyer, then Buyer and Seller shall mutually agree upon an independent third party valuation firm, which shall be instructed to make a determination of the fair market value of Buyer as if all of Buyer’s equity were being sold in a single transaction, assuming a willing buyer and a willing seller, to the highest bidder pursuant to a competitive auction process where the objective is to obtain the highest price reasonably obtainable for Buyer as a whole (without liquidity or marketability or minority discounts). The determination by the independent third party valuation firm will be made within ten (10) Business Days after its retention and will be final and binding upon the parties; provided, however, that in no event shall the Value of one Buyer Share based on the fair market value of Buyer as determined by the independent valuation firm be lower than the Closing Buyer Share Price. The fees, costs and expenses of the independent third party valuation firm will be borne by Seller.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(g) After the Closing, the indemnification provided in this Article IX (including all limitations contained herein) shall (except as described in Article X) be the sole and exclusive remedy for all matters relating to this Agreement, and for the breach of any representation, warranty, covenant or agreement contained herein or in any certificate delivered hereunder; provided, however, that (i) the foregoing shall not apply in the case of claims based solely upon the actual fraud, fraudulent misrepresentation or fraudulent misconduct of a Party hereto, and (ii) no Party shall be prohibited from seeking any equitable relief available to it pursuant to this Agreement with respect to any failure by another Party to perform any covenant of it contained in this Agreement. Except in the case of actual fraud, fraudulent misrepresentation or fraudulent misconduct by Seller or the Company, (x) the Buyer Indemnified Persons shall seek recovery of Losses hereunder solely from, and the Buyer Indemnified Persons sole and exclusive recourse for all such Losses shall be limited to, the Buyer Shares, and (y) in the event that Seller surrenders all of the Buyer Shares to Buyer in accordance with this Article IX, Seller shall have no further obligation to indemnify the Buyer Indemnified Persons hereunder.

(h) Notwithstanding anything to the contrary contained in this Article IX:

(i) The procedural provisions of Article X shall govern all claims for indemnification of Taxes and associated expenses; and

(i) For the avoidance of doubt, if an Indemnified Person is entitled to indemnification under more than one provision of Section 9.1 and/or Article X, as applicable, such Indemnified Person may assert a claim under any applicable provision; provided, however, that such Indemnified Person may not recover, and the Indemnifying Person shall not be required to indemnify the Indemnified Person, more than once in respect of the same Loss.

(ii) Notwithstanding anything contained herein to the contrary, the limitations on indemnification in this Section 9.3 shall not apply in the case of actual fraud, fraudulent misrepresentation or fraudulent misconduct by any Party.

(j) Notwithstanding anything to the contrary set forth in this Section 9.3, except in the case of actual fraud, fraudulent misrepresentation or fraudulent misconduct by Seller or the Company or breach of any Seller Fundamental Representation, Seller shall have no liability with respect to any claim for indemnification pursuant to Section 9.1(a)(i) (i) unless and until the aggregate amount of all Losses for which Seller would, but for this clause, be liable pursuant to Section 9.1(a)(i), exceed on a cumulative basis $1,500,000 (the “Deductible”), in which case Seller shall be liable only for such Losses in excess of the Deductible, and (ii) for any individual or series of related Losses which do not exceed $150,000 (which Losses shall not be counted toward the Deductible).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(k) Except in the case of actual fraud, fraudulent misrepresentation or fraudulent misconduct by Seller or the Company or breach of any Seller Fundamental Representation, under no circumstance shall the aggregate amount of all Losses for which Seller is liable for indemnification pursuant to Section 9.1(a)(i) exceed $10,000,000. Except in the case of actual fraud, fraudulent misrepresentation or fraudulent misconduct by Seller or the Company, under no circumstances shall the aggregate amount of all Losses for which Seller is liable hereunder exceed, in the aggregate, the Buyer Shares.

(l) Except in the case of actual fraud, fraudulent misrepresentation or fraudulent misconduct by Buyer, Merger Sub 1 or Merger Sub 2, under no circumstance shall the aggregate amount of all Losses for which Buyer is liable hereunder exceed, in the aggregate, the aggregate Value of the Buyer Shares.

Section 9.4 Effect of Knowledge. Notwithstanding anything herein to the contrary, Seller shall not be liable under this Article IX for any Losses based upon or arising out of any inaccuracy in, breach of, or failure to comply with any representation, warranty, covenant or agreement of Seller or the Company contained in this Agreement if Buyer had Knowledge of such inaccuracy, breach or failure to comply prior to the Closing.

Article X

TAX MATTERS

Section 10.1 Tax Indemnity.

(a) Seller shall indemnify and hold harmless Buyer from and against any and all liabilities for Taxes imposed on the Company or the Surviving Entity for Pre-Closing Tax Periods. Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to indemnify or hold harmless Buyer for any liabilities for (x) Taxes resulting from, or attributable to, any transaction or action undertaken by Buyer after the Closing on the Closing Date and which is outside of the ordinary course of business, or (y) any Tax liability attributable to a Pre-Closing Tax Period triggered by an election made by Buyer after the Closing. For the avoidance of doubt, no indemnification is provided by Seller under this Section 10.1 with respect to the amount of any Tax attributes (including losses, deductions, credits and tax basis) that carry forward from a Pre-Closing Tax Period to a Post-Closing Tax Period.

(b) Buyer shall indemnify and hold harmless Seller from and against any and all liabilities for Taxes of the Surviving Entity for Post-Closing Tax Periods.

(c) Except as otherwise provided in Section 9.3(g), Seller shall pay to Buyer any amount of cash required to be paid by it pursuant to Section 10.1(a). Buyer shall pay to Seller any amount required to be paid by it pursuant to Section 10.1(b), within the later of (x) ten (10) days after of cash Buyer receives written notice from Seller under Section 10.1 requesting such payment, and (y) thirty (30) days prior to the date that the indemnified Tax or expense is required to be paid.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(d) The amount of any indemnity pursuant to this Section 10.1 shall be determined net of any Tax benefits obtained by the indemnitee or its Affiliates in connection with the incurrence of the item for which indemnification is due hereunder. Any payments made by Seller or Buyer under this Article X or Section 9.1 are intended by the Parties to this Agreement to be treated for U.S. federal and applicable state and local income tax purposes as an adjustment to the purchase price and, except as otherwise required by applicable Law, the Parties shall not take any position on any Tax Return or otherwise that is inconsistent with such intention.

Section 10.2 Filing and Payment Responsibility.

(a) Seller shall timely prepare and file, or cause to be timely prepared and filed, all Tax Returns for the Company for a Pre-Closing Tax Period (other than a Pre-Closing Tax Period included in a Straddle Period), and such Tax Returns shall be prepared in a manner consistent with applicable Law and past practices with respect to the Company. Seller shall provide each such Tax Return to Buyer no less than fifteen (15) days prior to the due date for filing such Tax Return (including extensions, with Buyer (at Seller’s expense and direction) to apply for any extensions). Buyer shall sign and timely file, or cause to be signed and timely filed, all Tax Returns referenced in the prior sentence, or shall timely provide Seller with the necessary authorizations to sign and to file such Tax Returns.

(b) Seller shall timely prepare and file, or cause to be timely prepared and filed, all Tax Returns of the Company for all Straddle Periods, and such Tax Returns shall be prepared in a manner consistent with applicable Law and past practices with respect to the Company. Seller shall provide, or cause to be provided, to Buyer a copy of each such Tax Return at least thirty (30) days prior to the due date for filing such Tax Return (including extensions) for Buyer’s review and comment. Seller shall consider in good faith all reasonable comments of Buyer with respect to such Tax Returns, and shall make such revisions to such Tax Returns as are reasonably requested by Buyer to the extent that such revisions relate solely to Taxes of any Post-Closing Tax Period.

(c) Each Party that files a Tax Return of the Company (or the Surviving Entity) after the Closing pursuant to Section 10.2(a) or (b) shall provide such other Party with a copy of such Tax Return no later than ten (10) days after the filing of each such Tax Return.

(d) Not less than two (2) Business Days prior to the due date (with regard to any applicable extensions) of any Tax Return referred to in Section 10.2(a) or Section 10.2(b), Seller shall provide Buyer with the funds to timely pay the Tax liability due and attributable to the Pre-Closing Tax Period with respect to each such Tax Return.

(e) In the event applicable Law does not require or permit the Parties to close a Tax periods as of the Closing Date, the allocation of Tax liability between the Pre-Closing Tax Period and the Post-Closing Tax Period comprising a Straddle Period shall be made in accordance with this Section 10.2(e) as follows:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(i) in the case of Taxes based upon income, gross receipts (such as sales Taxes) or specific transactions involving Taxes other than Taxes based upon income or gross receipts, the amount of Taxes attributable to any Pre-Closing Tax Period or Post-Closing Tax Period included in the Straddle Period shall be determined by closing the books of the Company as of the close of the Closing Date and by treating each of such Pre-Closing Tax Period and Post-Closing Tax Period as a separate taxable year; and

(ii) in the case of any other Taxes, (x) the amount of Taxes attributable to any Pre-Closing Tax Period included in the Straddle Period shall be equal to the amount of such Taxes for the Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Tax Period included in the Straddle Period and the denominator of which is the total number of days in the Straddle Period, and (y) the amount of such Taxes attributable to any Post-Closing Tax Period included in a Straddle Period shall be the excess of the amount of the Taxes for the Straddle Period over the amount of Taxes attributable to the Pre-Closing Tax Period included in such Straddle Period.

Section 10.3 Tax Refunds. Any refund of Taxes of the Company (including any interest paid thereon) for Pre-Closing Tax Periods received by the Company, received by Buyer or its Affiliates with respect to the Company, or credited against the Tax liability of the Company, Buyer or its Affiliates, shall be for the benefit of Seller, and Buyer shall, or shall cause the Surviving Entity or its Affiliates, as applicable, to, pay to Seller any such refund promptly upon receipt or credit thereof. Seller shall have the right, at its expense, to request that Buyer pursue any such refund that may be obtained by filing IRS Form 4466 (or by any similar form or procedure of any other Tax authority). In addition, if the aggregate payments of estimated taxes made by, or on behalf of, the Company before the Closing for any Straddle Period exceed the Tax liability of the Company for the Pre-Closing Tax Period included in such Straddle Period, Buyer shall pay, or cause to be paid, such excess amount to Seller promptly upon receiving the benefit of such excess amount (through a reduction of any Tax payment required to be made by the Company or by Buyer or its Affiliates for Post-Closing Tax Periods).

Section 10.4 Audits. Buyer shall promptly notify Seller in writing upon receipt by Buyer or its Affiliates (including the Surviving Entity) of notice of any pending or threatened Tax audit or assessment which could affect the indemnification obligations of Seller in respect of any Pre-Closing Tax Period. Subject to Section 10.4(b), Seller shall have the sole right, at its expense, to represent the interests of the Company and to employ counsel of their choice in any Tax Proceeding relating to Pre-Closing Tax Periods (other than a Tax Proceeding involving a Straddle Period), by notifying Buyer in writing within thirty (30) days from its receipt from Buyer of the notice described in the first sentence of this Section 10.4(a) of its intention to assume control of the conduct of such Tax Proceeding. Buyer shall be entitled (at its expense) to attend such Tax Proceeding (whether such Tax Proceeding is conducted in person, by telephone or otherwise) with its representatives and to receive copies of all written communications, materials and submissions related to such Tax Proceeding received from, or provided to, the Governmental Entity and Seller shall keep Buyer informed on a timely basis of all developments. For the avoidance of doubt, the Parties agree and acknowledge that this Section 10.4(a) shall not apply to a Tax Proceeding regarding Tax Returns of the combined, consolidated, or unitary group that includes the Company and for which Seller is the parent corporation. In the event a Tax Proceeding involves Pre-Closing Tax Periods and Post-Closing Tax Periods and the parties are not able to separate the periods into separate Tax Proceedings, Seller and Buyer shall jointly control the conduct and resolution of such Tax Proceeding or portion thereof; provided, however, if any issue in such Tax Proceeding affects exclusively (i) Pre-Closing Tax Periods, then the procedures of Section 10.4(a) shall apply with respect to such issue and/or (ii) Post-Closing Tax Periods, then Buyer shall have the right to control such Tax Proceeding with respect to such issue. Each Party shall be entitled to employ counsel of its choice at its own expense. For the avoidance of doubt, the Parties agree and acknowledge that this Section 10.4(b) shall not apply to a Tax Proceeding regarding Tax Returns of the combined, consolidated, or unitary group that includes the Company and for which Seller is the parent corporation.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(a) Except as otherwise provided in Section 10.5(b), Buyer shall have the right, with counsel of its choice at Buyer’s expense, to represent the interests of the Surviving Entity in any Tax Proceeding involving a Straddle Period of the Company. Seller may participate in any such Tax Proceeding at its own expense and Seller shall be kept informed of the progress of such Tax Proceeding. Seller’s consent shall be required prior to the settlement of any Tax Proceeding relating to a Straddle Period, which consent shall not be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, the Parties agree and acknowledge that this Section 10.4(c) shall not apply to a Tax Proceeding regarding Tax Returns of the combined, consolidated, or unitary group that includes the Company and for which Seller is the parent corporation.

Section 10.5 Cooperation. After the Closing, Buyer and Seller shall (a) cooperate and provide each other with such information relating to the Company as the other Party may reasonably request in (i) preparing or filing any Tax Return, (ii) the claiming of any Tax refund for the account of Seller in accordance with Section 10.3, or (iii) conducting or defending any Tax Proceeding with respect to a Pre-Closing Tax Period, and (b) retain any records related to Taxes of the Company for a Pre-Closing Tax Period until the seventh (7th) anniversary of the Closing; provided, however, that Seller shall not be required to deliver any Tax Returns that are Tax Returns of the combined, consolidated, or unitary group that includes the Company and for which Seller is a member.

Section 10.6 Coordination with Other Provisions. Notwithstanding anything in this Agreement to the contrary, (a) Section 10.1 shall constitute the sole source of indemnification rights under this Agreement for Taxes and associated expenses of the kind described thereunder, and (b) the procedural provisions of this Article X shall govern all claims for indemnification of such Taxes and associated expenses.

Section 10.7 Transfer Taxes. Each of Buyer and Seller shall assume liability for and pay fifty percent (50%) of all Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement as well as all out-of-pocket expenses associated with the preparation and filing of the Tax Returns under this Section 10.7. The Party required to file any Tax Returns relating to Transfers Taxes shall timely file or cause to be filed all necessary documentation and any such Tax Returns.

Section 10.8 Period of Limitation. Any claim for a breach of Section 3.13 (Taxes) or for indemnification for Taxes under this Article X shall be brought prior to two (2) years from the Agreement Date; otherwise the Person bringing the claim (and its Affiliates) shall have no rights to indemnification under this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 10.9 Amended Returns. Buyer shall not file, or cause to be filed, any amended Tax Return or Tax refund claim with respect to any Pre-Closing Tax Period without Seller’s written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.

Section 10.10 Loss and Tax Attribute Carrybacks. Buyer shall not cause any loss or other Tax attribute to be carried back to a Pre-Closing Tax Period, except as otherwise required by Law.

Section 10.11 Closing Date Activities. Buyer agrees not to engage, and not to cause or permit Surviving Entity to engage, in any transaction or action outside of the ordinary course of business after the Closing on the Closing Date.

Section 10.12 338(g) Election. Notwithstanding anything herein to the contrary, Buyer shall not make any election pursuant to Section 338(g) of the Code with respect to the Company.

Section 10.12 Consolidated Group Tax Matters. Notwithstanding anything herein to the contrary, (i) Seller and the Company shall not be required to provide Buyer with access to, or copies of, any consolidated, combined, unitary or affiliated Tax Return, except any such Tax Return that only includes the Company and its Subsidiaries, (ii) Seller shall have sole control over the filing of such Tax Returns, and (iii) all such Tax Returns shall be treated as outside the scope of this Agreement and all provisions in this Agreement shall be deemed to exclude any such Tax Returns.

Article XI

MISCELLANEOUS

Section 11.1 Confidentiality. Except for disclosures expressly permitted pursuant to Section 6.7, each Party agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to Section 6.3 (as well as any other information obtained in connection with the entering into of this Agreement) for any purpose unrelated to the Contemplated Transactions. Subject to the requirements of applicable Law, each Party will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to Section 6.3 (as well as any other information obtained in connection with the entering into of this Agreement) unless such information (i) was already known to such Party on a non-confidential basis and other than as a result of a breach of a confidentiality obligation by any Person, (ii) becomes available to such Party from other sources not bound by a confidentiality obligation and who learn such information other than as a result of a breach of a confidentiality obligation by any Person, (iii) is disclosed with the prior written approval of the Party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources other than as a result of the wrongful act of any Person. In the event that this Agreement is terminated or the Contemplated Transactions shall otherwise fail to be consummated, each Party shall promptly cause all copies of documents or extracts thereof containing information and data as to another Party hereto to be destroyed (in which case such Party shall furnish a certificate of destruction to the other Party) or returned to the Party which furnished the same, except as required by applicable Law, regulation or document retention policies. Seller’s obligations under this Section 11.1 shall terminate immediately following the Closing. No investigation pursuant to this Section 11.1 or information provided or received by any Party hereto pursuant to this Agreement will affect any of the representations or warranties of the Parties hereto contained in this Agreement or the conditions hereunder to the obligations of the Parties hereto.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 11.2 Consent to Amendments; Waiver. This Agreement may be amended or modified, in each case upon the approval, in writing, executed by each of the Parties. Each Party to this Agreement may: (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered by the other Party or Parties pursuant hereto or (c) waive compliance with any of the agreements of the other Parties or conditions to such Parties’ obligations contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

Section 11.3 Entire Agreement. This Agreement, including the Schedules attached hereto, and the other agreements referred to herein constitute the entire agreement among the Parties with respect to the matters covered hereby and supersede all previous written, oral or implied understandings among them with respect to such matters.

Section 11.4 Successors and Assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties. All covenants and agreements set forth in this Agreement by or on behalf of the Parties shall bind and inure to the benefit of the respective successors and permitted assigns of the Parties, whether so expressed or not.

Section 11.5 Governing Law; Consent to Jurisdiction; Venue; Waiver of Jury Trial. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE FOR CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT PROCESS SHALL BE SERVED UPON SUCH PARTY IN THE MANNER SET FORTH IN SECTION 11.6, AND THAT SERVICE IN SUCH MANNER SHALL CONSTITUTE VALID AND SUFFICIENT SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 11.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, prior to 5:00 p.m. local time, (b) on the date the delivering party receives confirmation, if delivered by facsimile or electronic transmission, prior to 5:00 p.m. local time, (c) three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.6):

If to Seller, to:

c/o Celgene Corporation

86 Morris Avenue

Summit, New Jersey 07901

Facsimile: [***]

Attention: [***]

with copies, which shall not constitute notice to Seller, to:

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

Facsimile: [***]

Attention: [***.]

If to Buyer, to:

Celularity Inc.

7 Powder Horn Drive

Warren, New Jersey 07059

Telephone No.: [***]

Email: [***]

Attention: [***]

with a copy, which shall not constitute notice to Buyer, to:

Jones Day

4655 Executive Drive, Suite 1500

San Diego, CA 92121

Facsimile: [***]

Attention: [***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 11.7 Schedules; Disclosure Schedules. The Schedules to this Agreement constitute a part of this Agreement and are incorporated into this Agreement for all purposes as if fully set forth herein. Any information disclosed in any section or subsection of the Disclosure Schedules shall be deemed to be disclosed for purposes of the corresponding section or subsection of this Agreement and no information disclosed in any particular section nor subsection of the Disclosure Schedules shall be deemed to be disclosed for purposes of any other section or subsection of this Agreement in this Agreement unless (a) expressly made therein (by cross-reference or otherwise) or (b) it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other sections or subsections of this Agreement. The disclosure of any item or matter in any Schedule hereto shall not be taken as an indication of the materiality thereof or the level of materiality that is applicable to any representation or warranty set forth herein. Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any Contract, Law or Governmental Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred.

Section 11.8 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement. For purposes of this Agreement, signatures delivered by facsimile or by email in the portable document format (PDF) or any other electronic format shall be accepted and binding as original signatures.

Section 11.9 Severability. Should any provision of this Agreement or the application thereof to any Person or circumstance be held invalid or unenforceable to any extent: (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition and shall be enforced to the greatest extent permitted by Law, (b) such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to other Persons or circumstances or (ii) in any other jurisdiction, and (c) such unenforceability or prohibition shall not affect or invalidate any other provision of this Agreement.

Section 11.10 Time is of the Essence. Each of the Parties hereby expressly acknowledge and agree that time is of the essence for each and every provision of this Agreement.

Section 11.11 No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, no Person which is not a party shall have any right or obligation pursuant to this Agreement.

Section 11.12 No Strict Construction. Each of the Parties acknowledges that this Agreement has been prepared jointly by the Parties, and shall not be strictly construed against either Party.

Section 11.13 No Set Off. Except as otherwise expressly provided in this Agreement, any payments required to be made by any Party pursuant to this Agreement shall be made without any withholding, deduction or set-off, and no Party shall assert a right of set-off with respect to any such payments at common law or otherwise.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 11.14 Acknowledgement by Buyer. Buyer acknowledges and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the Company and the prospects of the Transferred Business. In entering into this Agreement, Buyer has relied solely upon its own investigation and analysis, and Buyer:

(a) acknowledges that, other than as set forth in this Agreement, the Schedules hereto and the certificates delivered pursuant hereto, neither Seller, the Company, their respective Affiliates, nor any of their respective Representatives makes or has made any representation or warranty, either express or implied, including with respect to (i) the accuracy or completeness of any of the information provided or made available to Buyer or its Representatives prior to the execution of this Agreement, or (ii) any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or the Transferred Business;

(b) agrees, to the fullest extent permitted by Law (except with respect to claims of fraud), that none of Seller, the Company their respective Affiliates, or any of their respective equityholders or Representatives shall have any personal liability or responsibility whatsoever to Buyer on any basis (including contract, tort, or otherwise) based upon any information provided or made available, or statements made, to Buyer prior to the execution of this Agreement;

(c) acknowledges that it is not aware of any facts or circumstances concerning Seller, the Company or their respective Affiliates which could result in any representation, warranty or covenant contained herein being untrue or inaccurate in any respect;

(d) acknowledges that the representations and warranties of the Company set forth in Article III do not address the BCMA CAR-T Program, the CAR-NK Program or the CTL Program, and the BCMA CAR-T Program, the CAR-NK Program and the CTL Program shall be excluded from Buyer’s consideration when evaluating the representations and warranties of the Company in Article III; and

(e) acknowledges that each of Seller and the Company make no representations or warranties of any kind or nature, express or implied, as to the condition, value, quality or prospects of the Company, other than as expressly set forth in Articles III and IV.

Section 11.15 No Additional Representations. Other than as set forth in Articles III and IV, each of Seller and the Company expressly disclaims any representations or warranties of any kind or nature, express or implied, as to the condition, value, quality or prospects of the Company.

[Signature page follows]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first written above.

ANTHROGENESIS CORPORATION

By:	/s/ Jonathan Biller
Name:
Title:

CELGENE CORPORATION

By:	/s/ Mark J. Alles
	Name:	Mark J. Alles
	Title:	Chief Executive Officer

CELULARITY INC.

By:	/s/ Robert J. Hariri
	Name:	Robert J. Hariri
	Title:	Chief Executive Officer

CLARITY ACQUISITION CORP

By:	/s/ Robert J. Hariri
	Name:	Robert J. Hariri
	Title:	President

CLARITY ACQUISITION II LLC

By:	/s/ Robert J. Hariri
	Name:	Robert J. Hariri
	Title:	President

[Signature Page to Agreement and Plan of Merger]